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                                                                   EXHIBIT 10.29
                                                                  CONFORMED COPY

                           FIRST AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                     Among
                     United Pan-Europe Communications N.V.,
                             Priority Telecom N.V.,
                     Priority Acquisition Subsidiary, Inc.
                                      and
                       Cignal Global Communications, Inc.
                          Dated as of August 11, 2000

                                 ALLEN & OVERY

                                    New York
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                                    CONTENTS

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CLAUSE                                                                                             PAGE
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
 1.                                THE MERGER..................................................      3
                           1.1     The Merger..................................................      3
                           1.2     Closing.....................................................      3
                           1.3     Effective Time..............................................      4
                           1.4     Effects of the Merger.......................................      4
                           1.5     Certificate of Incorporation and By-laws....................      4
                           1.6     Directors...................................................      4
                           1.7     Officers....................................................      4

 2.                                CONVERSION AND EXCHANGE OF SECURITIES.......................      4
                           2.1     Conversion of Capital Stock.................................      4
                           2.2     Exchange of Certificates....................................      5

 3.                                REPRESENTATIONS AND WARRANTIES..............................      7
                           3.1     Representations and Warranties of the Company...............      7
                                   Representations and Warranties of UPC, Parent and Merger
                           3.2     SUB.........................................................     19

 4.                                COVENANTS RELATING TO CONDUCT OF BUSINESS...................     21
                           4.1     Conduct of Business.........................................     21
                           4.2     Confidentiality.............................................     24

 5.                                ADDITIONAL AGREEMENTS.......................................     25
                           5.1     Preparation of the Information Statement....................     25
                           5.2     Access to Information; Confidentiality......................     25
                           5.3     Commercially Reasonable Efforts; Notification...............     25
                           5.4     Company Stock Options.......................................     26
                           5.5     Outstanding Warrants........................................     27
                           5.6     Outstanding Unit Options....................................     27
                           5.7     Indemnification and Exculpation.............................     28
                           5.8     Fees and Expenses...........................................     28
                           5.9     Information Supplied........................................     28
                          5.10     Benefits Matters............................................     29
                          5.11     Public Announcements........................................     29
                          5.12     Resignations................................................     29
                          5.13     Escrow Agreement............................................     29
                          5.14     License Renewals............................................     30
                          5.15     Registration Rights Agreements..............................     30
                          5.16     Reorganization..............................................     30
                                   Non-United States Real Property Holding Corporation
                          5.17     Status......................................................     30

 6.                                CONDITIONS PRECEDENT........................................     31
                                   Conditions to Each Party's Obligation to Effect the
                           6.1     Merger......................................................     31
                           6.2     Conditions to Obligations of Parent and Merger Sub..........     31
                           6.3     Conditions to Obligation of the Company.....................     33

 7.                                TERMINATION, AMENDMENT AND WAIVER...........................     34
                           7.1     Termination.................................................     34

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
CLAUSE                                                                                             PAGE
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
                           7.2     Effect of Termination.......................................     35
                           7.3     Amendment...................................................     35
                           7.4     Extension; Waiver...........................................     35

 8.                                GENERAL PROVISIONS..........................................     36
                           8.1     Survival....................................................     36
                           8.2     Notices.....................................................     36
                           8.3     Definitions.................................................     37
                           8.4     Interpretation..............................................     38
                           8.5     Counterparts................................................     38
                           8.6     Entire Agreement; No Third-Party Beneficiaries..............     38
                           8.7     Governing Law; Waiver of Jury Trial.........................     38
                           8.8     Assignment..................................................     39
                           8.9     Enforcement.................................................     39
                          8.10     Severability................................................     39

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    FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of
August 11, 2000 (this "AGREEMENT"), by and among UNITED PAN-EUROPE COMMUNICATIONS N.V., a public company incorporated with limited liability under the laws of The Netherlands ("UPC"), PRIORITY TELECOM N.V. a private company incorporated with limited liability under the laws of The Netherlands ("PARENT"), PRIORITY ACQUISITION SUBSIDIARY, INC., a Delaware corporation and a wholly owned direct subsidiary of Parent ("MERGER SUB"), and CIGNAL GLOBAL COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY").

    WHEREAS, UPC, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger dated as of May 19, 2000 (the "ORIGINAL AGREEMENT") providing for the merger of Merger Sub with and into the Company (the "MERGER");

    WHEREAS, UPC, Parent, Merger Sub and the Company wish to amend and restate the Original Agreement in its entirety, to provide for certain modifications;

    WHEREAS the Board of Directors of each of the Company and Merger Sub has approved and declared advisable, and the Board of Directors of each of UPC and Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement;

    WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE");

    WHEREAS UPC, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

    WHEREAS it is intended that, UPC, Parent and all of the shareholders of the Company will enter into a shareholders agreement in the form attached as Exhibit A hereto (the "SHAREHOLDERS AGREEMENT"), pursuant to which the parties thereto make certain covenants and give certain representations and warranties in furtherance of the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1.  THE MERGER

1.1 THE MERGER

    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Clause 1.3). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

1.2 CLOSING

    Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "CLOSING") shall take place at 11:00 a.m., New York time, on the second business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Clause 6 (other than those that by their terms cannot be satisfied until the time of the Closing, but subject to the satisfaction or waiver of such conditions at the time of Closing), at the offices of Allen & Overy, 10 East 50th Street, New York, New York 10022, or at such other time,

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    date or place agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

1.3 EFFECTIVE TIME

    Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent time or date as Parent and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "EFFECTIVE TIME".

1.4 EFFECTS OF THE MERGER

    The Merger shall have the effects set forth in the DGCL.

1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS

    (a) The Certificate of Incorporation of the Company, as amended at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.6 DIRECTORS

    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.7 OFFICERS

    The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

2.  CONVERSION AND EXCHANGE OF SECURITIES

2.1 CONVERSION OF CAPITAL STOCK

    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

    (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

    (b) CANCELATION OF TREASURY STOCK. Each share of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") that is owned by the Company (as treasury stock) immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

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    (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Clause 2.1 (b) and the Appraisal Shares) shall be converted into and shall be cancelled in exchange for the right to receive (subject to the terms of the Escrow Agreement defined in Section 5.13) one fully paid registered ordinary
       share of Parent ("PARENT SHARES"), of nominal value   -  0.10 each (the
       "MERGER CONSIDERATION"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. Each Parent Share issued as Merger Consideration shall be validly issued, fully paid and non-assessable and will not be subject to any liens or pre-emptive rights. The right to receive the Merger Consideration is conditional upon (i) all conditions set forth in Clause 6.2 being satisfied to the satisfaction of the Parent and UPC, and (ii) all documents listed in Clause 2.2(b) being duly executed by every shareholder of the Company and returned to the Parent.

    (d) APPRAISAL RIGHTS.

        (i) Notwithstanding anything in this Agreement to the contrary, shares (the "APPRAISAL SHARES") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into the right to receive the Merger Consideration as provided in Clause 2.1(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Clause 2.1 (c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        (ii) Any and all amounts paid by the Surviving Corporation to holders of Appraisal Shares shall be paid by the Surviving Corporation solely out of its own cash on hand or out of its own borrowings.

2.2 EXCHANGE OF CERTIFICATES

    (a) EXCHANGE AGENT

       Parent shall designate, or shall cause to be designated, a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "EXCHANGE AGENT") for the purpose

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       of exchanging Certificates for Parent Shares. At or prior to the
       Effective Time, and subject to the terms of the Escrow Agreement, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the Parent Shares issuable in accordance with Clause 2.1(c) in exchange for the outstanding shares of Company Common Stock.

    (b) EXCHANGE PROCEDURE

       As soon as reasonably practicable after the date of this Agreement, the Company shall send to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, (iii) the Information Statement (as defined in
       Clause 5.1(a)), (iv) the Shareholders Agreement, (v) the Merger Agreement, (vi) a waiver of registration rights under the Registration Rights Agreements (as defined in Clause 3.1(u)) (vii) the Escrow Agreement (as defined in Clause 5.13), and (viii) a Written Consent in Lieu of a Shareholders Meeting Solicitation (the "WRITTEN CONSENT SOLICITATION").

       Each holder of any Company Common Stock that has been converted into the right to receive the Merger Consideration shall, upon surrender of a Certificate for cancelation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, Shareholders Agreement, Escrow Agreement, and the waiver of registration rights under the Registration Rights Agreement, each duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, be entitled to receive in exchange therefor the number of whole Parent Shares included in the Merger Consideration in respect of such Company Common Stock, and the Certificate so surrendered shall forthwith be canceled.

       No Parent Shares are to be issued to a person other than the registered holder of the Company Common Stock represented by a Certificate or Certificates surrendered with respect thereto.

    (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK

       All Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Clause 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day prior to which the Effective Date occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

    (d) NO LIABILITY

       None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined in Clause 3.1
       (d)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

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    (e) LOST CERTIFICATES

       If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration.

3.  REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth on the disclosure schedule (with specific reference to the Clause or Subclause of this Agreement to which the information stated in such disclosure relates and such other Clauses or Subclauses of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Clause or Subclause readily apparent) delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub as of the date hereof as follows:

    (a) ORGANIZATION, STANDING AND POWER. Each of the Company and its subsidiaries (as defined in Clause 8.3) (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and
       (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually and in the aggregate, would not reasonably be expected to have a material adverse effect (as defined in Clause 8.3). The Company has delivered to Parent true and complete copies of its Certificate of Incorporation and By-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the shareholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its subsidiaries held since April 1, 1998.

    (b) SUBSIDIARIES. Section 3.1 (b)(1) of the Company Disclosure Schedule lists each subsidiary of the Company. Except as set forth in
       Section 3.1(b)(2) of the Company Disclosure Schedule, all the outstanding shares of capital stock or other equity or voting interests of each such subsidiary are owned by the Company or by another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

    (c) CAPITAL STRUCTURE.

        (i) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, 2,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK") and 300,000 shares of Class A preferred stock, par value $0.01 per share (the "COMPANY CLASS A PREFERRED STOCK"). As of the close of business on July 14, 2000, (A) 32,012,606 shares of Company Common Stock (excluding treasury

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            shares) were issued and outstanding, (B) zero shares of Company
            Common Stock were held by the Company in its treasury,
            (C) 6,414,877 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1997 Stock Incentive Plan (the "COMPANY STOCK PLAN") (of which 6,414,877 shares were subject to outstanding Company Stock Options (as defined below)) (D) 840,000 shares of Company Common Stock were subject to outstanding warrants and reserved for issuance pursuant to the Company's Warrant Agreements (as defined in Clause 8.3) (the "WARRANTS"),
            (E) 2,961,000 shares of Company Common Stock were subject to outstanding unit options and unit purchase warrants and reserved for issuance pursuant to the Company's Unit Purchase Option Agreement (as defined in Clause 8.3) (the "UNIT OPTIONS"), and (F) no shares of Company Preferred Stock or Company Class A Preferred Stock were issued and outstanding or were held by the Company in its treasury. There are no outstanding stock appreciation rights or other rights that are linked to the price of Company Common Stock granted under the Company Stock Plan. No shares of Company Common Stock are owned by any subsidiary of the Company.

        (ii) The Company has delivered to Parent a true, correct and complete list, as of the close of business on July 14, 2000, of the names of the registered holders of all outstanding Company Common Stock, and the number of shares of Company Common Stock held by each registered holder (the "SHAREHOLDERS LIST"). Each individual or entity listed on the Shareholders List is the record holder of, or is a trustee of a trust that is record holder of, a number of shares of Company Common Stock set forth opposite such individual's or entity's name on the Shareholders List.

       (iii) The Company has delivered to Parent a true, correct and complete list, as of the close of business on July 14, 2000, of all outstanding stock options to purchase Company Common Stock granted under the Company Stock Plan (collectively, the "COMPANY STOCK OPTIONS") and all other rights to purchase or receive Company Common Stock granted under the Company Stock Plan, the number of shares subject to each such Company Stock Option, the grant dates and exercise prices of each such Stock Option and the names of the holder thereof.

        (iv) The Company has delivered to Parent a true, correct and complete list, as of the close of business on July 14, 2000, of all outstanding Warrants and unit options to purchase Company Common Stock granted under the Warrant Agreements or the Unit Purchase Option Agreement, the number of shares subject to such Warrants or unit options, the grant dates and exercise prices of each such warrant and option and the names of the holder thereof.

        (v) Except as set forth above, as of the close of business on July 14, 2000, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding.

        (vi) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plan will be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

       (vii) Except as set forth in Section 3.1 (c)(vii) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of the Company or any of it subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or

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             exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

      (viii) Except as set forth above and in Section 3.1(c)(viii) of the Company Disclosure Schedule and except as specifically permitted under Clause 4.1 (a), there are no Contracts (as defined in Clause 3.1 (e)) of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. There are no outstanding contractual obligations of the Company or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or (y) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries.

        (ix) Except as set forth in Section 3.1(c)(ix) of the Company Disclosure Schedule, to the knowledge of the Company as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries, other than pursuant to the Shareholders Agreement.

    (d) AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Shareholder Approval (as defined in Clause 3.1 (u)). This Agreement has been duly executed and delivered by the Company and (assuming the due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding at equity or at law). The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring fair and advisable the Merger, this Agreement and the Shareholders Agreement and the transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of the Company's shareholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's shareholders in the Merger is fair to such shareholders, (iv) directing that this Agreement be submitted to a vote of the Company's shareholders and
       (v) recommending that the Company's shareholders adopt this Agreement.

    (e) NONCONTRAVENTION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in

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       the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of the Company or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any Loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, (each, including all amendments thereto, a "CONTRACT"), to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
       (B) judgment, order or decree, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that, individually and in the aggregate, would not reasonably be expected to have a material adverse effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Shareholders Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby or compliance with the provisions hereof and thereof, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), or any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (3) approval by the Federal Communications Commission, (4) with respect to the Austrian merger control proceedings: legal validity of a decree by the Cartel Court Vienna that the Merger is not subject to a pre-merger filing requirement; legal validity of a decree pursuant to which within the legally provided time period no examination of the contemplated Merger has been requested; or legal validity of a decree consenting to the Merger at conditions which are acceptable to all parties to this Agreement (5) with respect to the German merger control proceedings: the issue (or deemed issue) of the approval or other necessary confirmation, consent or clearance to the Merger by the German Federal Cartel Office (Bundeskartellamt) for each of the parties having been obtained on terms reasonably satisfactory to the parties, and (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually and in the aggregate, would not reasonably be expected to have a material adverse effect.

    (f) FINANCIAL STATEMENTS. The Company has heretofore made available to Parent true and complete copies of the audited financial statements listed on Section 3.1(f) of the Company Disclosure Schedule (the "FINANCIAL STATEMENTS"). Neither the Company nor any subsidiary of the Company is required, or has been required, to file any form, report, schedule, statement or other document with the SEC. The audited consolidated balance sheets of the Company (including the related notes and schedules) for the years ended 1999 and 1998 fairly present in all material respects, the consolidated financial position of the Company and its subsidiaries as of their respective dates, and each of the related audited and unaudited consolidated statements of income, shareholders' equity and cash flows (including any related notes and schedules) for the years ended 1999 and 1998 fairly presents in all material respects, the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied during the periods involved except as may be noted therein.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
       Section 3.1(g) of the Company Disclosure Schedule, since December 31, 1999, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any statement of facts, change, development, effect, event, condition or occurrence that individually or in the aggregate, constitutes, has had, or would reasonably be expected to have, a material adverse effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, except for dividends by a wholly owned subsidiary of the Company to its parent, (iii) any purchase, redemption or other acquisition of any shares of capital stock or any other securities of the Company or any of its subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (iv) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its subsidiaries, (v) (x) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of any increase in compensation, bonus or other benefits or any such granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for increases of cash compensation in the ordinary course of business consistent with past practice or required under any agreement or benefit plan in effect as of December 31, 1999, or (y) any granting to any current or former director, officer, employee or consultant of the right to receive any severance or termination pay, or increases therein,
       (vi) except as set forth in Section 3.1(g) of the Company Disclosure Schedule, any payment of any benefit or the grant or amendment of any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except as required to comply with any applicable law or any Company Benefit Agreement or Company Benefit Plan (each as defined in
       Clause 3.1(l)) existing on such date, (viii) any change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in U.S. GAAP or applicable law, or (x) any revaluation by the Company or any of its subsidiaries of any of the material assets of the Company or any of its subsidiaries.

    (h) LITIGATION. There is no suit, claim, action, investigation or proceeding pending or to the knowledge of the Company threatened against or affecting the Company or any of its subsidiaries or any of their respective assets that, individually or in the aggregate, would reasonably be expected to have a material adverse effect, nor is there any statute, law, ordinance, rule, regulation, judgment, order, injunction or decree, of any Governmental Entity or arbitrator outstanding against, or investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect. There has been no settlement or similar agreement in respect of any pending or threatened suit, claim, action, investigation, proceeding, rule, judgment, order, injunction or decree of any Governmental Entity or arbitrator which the Company or any of its subsidiaries has entered into or become bound by since December 31, 1999.

    (i) CONTRACTS. Section 3.1 (i) of the Company Disclosure Schedule sets forth a true and complete list of:

       (i) all Contracts of the Company or any of its subsidiaries having an aggregate value, or involving payments by or to the Company, of more than $250,000;

       (ii) all Contracts of the Company which require consents or approvals from, or notice to be given to, third parties in the event of a change of control of the Company, or in the event of any assignment or transfer of such Contract;

       (iii) all Contracts to which the Company or any of its subsidiaries is a party, or that purports to be binding upon the Company, any of its subsidiaries or any of its affiliates, that contain a covenant restricting the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, could restrict the ability of Parent or any of its subsidiaries, including the Surviving Corporation and its subsidiaries) to compete with any person or engage in any business or activity in any geographic area or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

       (iv) all confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party;

       (v) all joint venture, partnership, business alliance or other similar agreements (including all amendments thereto);

       (vi) all Contracts pursuant to which the Company or any of its subsidiaries is restricted in any material respect in the development, marketing or distribution of their respective products or services;

       (vii) all Contracts or other agreements, whether written or oral, that contain any guarantees as to the Company's or any of its subsidiaries' future revenues;

       (viii)all loan agreements, capital leases, operating leases, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts pursuant to which any indebtedness of the Company or any of its subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its subsidiaries of any indebtedness of any other person including the respective aggregate principal amounts outstanding as of the date of this Agreement; and

       (ix) all Contracts or other agreements pursuant to which the Company or any of its subsidiaries (i) engages in any foreign currency or other futures or options trading or (ii) is a party to any price swaps, hedges, futures or similar instruments.

       None of the Company or any of its subsidiaries is in violation of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Contract to which it is a party or by which it or any of its properties or assets is bound, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is in violation or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, and there has occurred no event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Contract except, in each case, for violations, defaults, waivers or failures to enforce benefits that individually and in the aggregate, would not reasonably be expected to have a material adverse effect. The Company has made available to Parent or its representatives true and complete copies of all Contracts listed on Section 3.1 (i) of the Company Disclosure Schedule.

    (j) COMPLIANCE WITH LAWS. The Company and its subsidiaries and their relevant personnel and operations are, and since August, 1997 have been, in compliance in all respects with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except where such failure to comply would not reasonably be expected to have a material adverse effect. None of the Company or any of its subsidiaries has received, since August, 1997, a notice or other written communication alleging or relating to a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, which violation would reasonably be expected to have a material adverse effect. The Company is not required to register any of its securities under the U.S. Securities Exchange Act of 1934.

    (k) LICENSES.

       (i) Each of the Company and its subsidiaries has all material permits, licenses, certificates, waivers or authorizations ("LICENSES") from all Governmental Entities having jurisdiction over any part of its business necessary for the conduct of any of its activities, including, without limitation, licenses and authorizations from the United States Federal Communications Commission (the "FCC") ("COMMUNICATIONS LICENSES") and all such material Licenses are valid and in full force and effect, except for any such Licenses the failure of which to have or to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. Section 3.1(k)(i) of the Company Disclosure Schedule contains a complete list of all of the Licenses of the Company and its subsidiaries, including the renewal date of each License.

       (ii) Except as disclosed on Section 3.1(k)(ii) of the Company Disclosure Schedule, no Licenses of the Company require consents or approvals from, or notice to be given to, any Governmental Entity or other third party in the event of a change of control of the Company, and all Licenses will remain valid and otherwise unaffected upon a change of control of the Company.

       (iii) Neither the Company nor any of its subsidiaries has made any untrue statement of material fact, nor has it omitted to disclose any material fact, to any Governmental Entity nor has it or any of its subsidiaries taken or failed to take any action which misstatements, omissions, actions or failures to act, individually or in the aggregate, would subject or would reasonably be expected to subject any of the material Licenses held by it or any of its subsidiaries to revocation or failure to renew or to the imposition of material conditions on any of such Licenses or the renewal thereof; no event has occurred or other fact exists with respect to any of the material Licenses held by it or any of its subsidiaries which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the material Licenses.

       (iv) There is no pending, or to the knowledge of the Company Officers, threatened, application, complaint, petition, objection or other pleading with the FCC or other Governmental Entity which challenges or questions the validity of, or any rights of the holders under, any License held by the Company or any of its subsidiaries, except for such applications, complaints, petitions, objections or other pleadings, that, individually or in the aggregate, have not had and would not reasonably be expected to have (taking into account both the likelihood of success and the likely relief) a material adverse effect. It has no reason to believe that any such material License held by it or any of its subsidiaries is not likely to be renewed in the ordinary course and without new material conditions or, in the case of such material U.S. Licenses, that the holder of any such

           License would not be entitled to a renewal expectancy as such term is defined in 47 C.F.R. section 22.941 or any successor provisions and associated FCC policies.

    (l) ABSENCE OF CHANGES IN COMPANY BENEFIT PLANS; EMPLOYMENT AGREEMENTS. Except as listed on Section 3.1(l) of the Company Disclosure Schedule, since December 31, 1999:

       (i) None of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time-off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) providing benefits to any of its current or former directors, officers, employees or consultants of the Company or any of its subsidiaries and which is maintained or contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries (collectively, "COMPANY BENEFIT PLANS").

       (ii) There exist no employment, consulting, deferred compensation, severance, termination or indemnification agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand (collectively, "COMPANY BENEFIT AGREEMENTS").

       (iii) No Company Benefit Agreement or Company Benefit Plan provides benefits that are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or its subsidiaries of the nature contemplated by this Agreement or the Shareholders Agreement. The Board of Directors of the Company will resolve that Company Stock Options will not become exercisable and will not vest as a result of a change of control of the Company, except to the extent required pursuant to the terms of any Company Benefit Plan or Company Benefit Agreement.

    (m) LABOR MATTERS. Neither the Company nor any of its subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations
       Act) or seeking to compel it or such subsidiaries to bargain with any labor organization as to wages and conditions of employment.

    (n) ERISA COMPLIANCE

       (i) Section 3.1(n)(i) of the Company Disclosure Schedule contains a true and complete list of all "EMPLOYEE WELFARE BENEFIT PLANS" (as defined in Section 3 (1) of the Employee Retirement Income Security Act of 1974, as amended "ERISA")), or "EMPLOYEE PENSION BENEFIT PLANS" (as defined in Section 3 (2) of ERISA) ("COMPANY PENSION PLANS") and all other Company Benefit Plans maintained or contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer (a "COMMON CONTROLLED ENTITY") under Section 414(b), (e), (m) or (s) of the Code or Section 4001 of ERISA, for the benefit of any current or former directors, officers, employees, agents, independent contractors or consultants of the Company or any of its subsidiaries. The Company has provided to Parent true, correct and complete copies of (1) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit

           Plan (if any such report was required), (3) the most recent summary plan description or similar document for each Company Benefit Plan for which such summary plan description is required or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered, in all material respects, in accordance with its terms. The Company and its subsidiaries and all the Company Benefit Plans are in compliance, in all material respects, with all applicable provisions of ERISA and the Code and all other applicable laws.

       (ii) All Company Pension Plans have received favorable determination letters from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39, 1993-2 C.B. 513), to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401 (a) and 501 (a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. All other Company Benefit Plans are, wherever required by applicable law, approved by the relevant governmental or taxation authority such as to enable the plan, its beneficiaries and assets to enjoy the most favorable taxation status possible and the Company is not aware of any ground on which such approval may be withdrawn to any extent. There is no material pending or, to the knowledge of the Company, threatened litigation, investigation or dispute relating to the Company Benefit Plans.

       (iii) No Company Pension Plan is subject to Title IV of ERISA. No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "SINGLE-EMPLOYER PLAN", within the meaning of Section 4001 (a) (15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of a Commonly Controlled Entity. None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or, to the knowledge of the Company, any trustee or administrator thereof, has engaged in a "PROHIBITED TRANSACTION" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any subsidiaries of the Company or any officer of the Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502 (i) or 502 (1) of ERISA. None of such Company Benefit Plans and trusts has been terminated, nor has there been any "REPORTABLE EVENT" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Benefit Plan during the last five years and no notice of a reportable event may be required to be filed in connection with the Transaction. Neither the Company nor any of its subsidiaries has incurred a "COMPLETE WITHDRAWAL" or a "PARTIAL WITHDRAWAL" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Company Multiemployer Pension Plan. All contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Filed SEC Documents. Neither any Company Pension Plan nor any single-employer plan of a Commonly Controlled Entity has an "ACCUMULATED FUNDING DEFICIENCY" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

       (iv) With respect to any Company Benefit Plan that is an employee welfare benefit plan, except as disclosed in the Company Disclosure Letter,
           (i) no such Company Benefit Plan is unfunded or funded through a "WELFARE BENEFIT FUND" (as such term is defined in Section 419
           (e) of the Code), and (ii) each such Company Benefit Plan that is a "GROUP HEALTH PLAN" (as such term is defined in Section 5000 (b) (1) of the Code), complies with the applicable requirements of
           Section 4980B (f) of the Code. Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Company Benefit Plan or Company Benefit Agreement other than as required by Section 4980B of the Code.

       (v) Except as disclosed in Section 3.1(n)(v) of the Company Disclosure Schedule, the consummation of the Merger or any other transaction will not (x) entitle any employee, officer or director of the Company or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or Company Benefit Agreements or (z) result in any breach or violation of, or a default under, any of the Company Benefit Plans or Company Benefit Agreements. Set forth in Section 3.1 (n) (v) of the Company Disclosure Schedule is the estimated maximum amount that could be paid to in respect of each individual thereby affected by the Merger.

       (vi) Other than payments that may be made to the persons listed in
           Section 3.1(n)(vi) of the Company Disclosure Schedule (the "PRIMARY COMPANY EXECUTIVES"), any amount or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other transaction (including as a result of termination of employment on or following the Effective
           Time) by any employee, officer or director of the Company or any of its affiliates who is a "DISQUALIFIED INDIVIDUAL" (as such term is defined in proposed Treasury Regulation Section l.280G-l) under any Company Benefit Plan or Company Benefit Agreement or otherwise would not be characterized as an "EXCESS PARACHUTE PAYMENT" (as defined in Section 280G (b) (1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any of its subsidiaries or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such disqualified individual. Set forth in the Company Disclosure Schedule is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Merger and the other transactions under all Company Benefit Plans and Company Benefit Agreements and
           (ii) the "BASE AMOUNT" (as defined in Section 280G (b) (3) of the
           Code) for each Primary Company Executive calculated as of the date of this Agreement.

    (o) TAXES. (i) Each of the Company and its subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a material adverse effect on the Company; and (ii) no material audit, examination, litigation or other proceeding with respect to any Tax Return or Taxes is pending. For purposes of this Agreement: (a) "TAX" (and with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or change of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (B) "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    (p) ASSETS. Each of the Company and its subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually and in the aggregate, would not reasonably be expected to have a material adverse effect. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that, individually and in the aggregate, do not materially interfere with the ability of the Company and its subsidiaries to conduct their respective businesses as currently conducted.

    (q) INTELLECTUAL PROPERTY

        (i) A list and brief description of all trademarks, service marks, trade names, brands, copyrights and patents, all applications for registration and registrations for such trademarks, copyrights and patents and all mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes owned by or licensed to or used (all of the foregoing collectively hereinafter referred to as the "INTELLECTUAL PROPERTY RIGHTS") by the Company or any of its subsidiaries, and all licenses, contracts, rights and arrangements with respect to the foregoing, are set forth in Section 3.1 (q) of the Company Disclosure Schedule. To the Company's knowledge, all the Intellectual Property Rights of the Company are valid, enforceable and in full force and effect. The Company and its subsidiaries own, free and clear of all Liens, or are validly licensed or otherwise have the right to use all of the Company's Intellectual Property Rights which are material to the conduct of the business of the Company and its subsidiaries.

        (ii) To the Company's knowledge, none of the Company or any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other person. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved. To the Company's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights which are material to the conduct of the business of the Company or any of its subsidiaries.

       (iii) As the business of the Company and its subsidiaries is presently conducted and proposed to be conducted without giving effect to any change with respect thereto that may be made by Parent, to the Company's knowledge, Parent's use after the Closing of the Intellectual Property Rights which are material to the conduct of the business of the Company and its subsidiaries taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights or other proprietary information of any other person.

    (r) INSURANCE. Section 3.1 (r) of the Company Disclosure Schedule contains a list of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by or covering the Company any of its subsidiaries or all or any portion of their property and assets. All such policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company and its subsidiaries are parties and, to the best knowledge of the Company, are valid, outstanding and enforceable policies and provide, in the reasonable judgment of management, adequate insurance coverage for the assets and operations of the Company and its subsidiaries. No insurance has been refused with respect to any operations or property assets of the Company or any of its subsidiaries, nor has the coverage of any insurance been limited, by any insurance carrier which has carried, or received any application for, any such insurance during the last three years.

    (s) ENVIRONMENTAL MATTERS. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect:

       (i) Each of the Company and its subsidiaries possesses all Environmental Permits (as defined below) necessary to conduct its businesses and operations as currently conducted.

       (ii) Each of the Company and its subsidiaries is in compliance in all respects with all Environmental Laws (as defined below) and all Environmental Permits.

       (iii) There are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

       (iv) There have been no Releases (as defined below) of any Hazardous Materials by the Company or any of its subsidiaries that could reasonably be expected to result in a material Environmental Claim against the Company or any of its subsidiaries.

       (v) DEFINITIONS

       "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other person alleging potential responsibility or liability under any Environmental Law.

       "ENVIRONMENTAL LAWS" means all applicable laws, rules, regulations, orders, decrees, common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata) or protection of human health as it relates to the environment, including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, handling of or exposure to Hazardous Materials.

       "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other authorizations required under applicable Environmental Laws.

       "HAZARDOUS MATERIALS" means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls ("PCBS") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

       "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

    (t) STATE TAKEOVER STATUTES. The approval of the Merger by the Board of Directors of the Company referred to in Clause 3.1 (d) constitutes approval of this Agreement and the Shareholders Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Shareholders Agreement by the Board of Directors of the Company for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution or delivery of this Agreement or the Shareholders Agreement or the consummation of the Merger and the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Shareholders Agreement, the Merger or the other transactions contemplated hereby or thereby.

    (u) VOTING REQUIREMENTS. The affirmative vote of the majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "COMPANY SHAREHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or the Merger. The affirmative vote of the holders of the Company Common Stock is not necessary to approve any transaction contemplated by this Agreement or the Shareholders Agreement (other than the consummation of the Merger).

    (v) BROKERS; SCHEDULE OF FEES AND EXPENSES. Other than as set forth on
       Section 3.1(v) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person, other than (i) the Company's legal advisors: approximately $750,000; (ii) Morgan Stanley: approximately $5,500,000; and (iii) Ernst & Young and Andersen
       Consulting: approximately $100,000, is entitled to any broker's, finder's, financial or legal advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    (w) PRIVATE PLACEMENT. The offer of Parent Shares to the Company shareholders as contemplated in this Agreement can be effected on the basis of the private placement exemption from registration under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") afforded under Regulation D of the Securities Act.

    (x) NO GENERAL SOLICITATION OR ADVERTISING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Parent Shares.

    (y) INFORMATION STATEMENT. The Company has not distributed and shall not distribute, and shall not permit any of its directors, officers or employees to distribute, any materials or information in connection with the offer or sale of the Parent Shares, other than the Information Statement and such other materials, if any, approved in advance in writing by the Parent.

3.2 REPRESENTATIONS AND WARRANTIES OF UPC, PARENT AND MERGER SUB

    UPC, Parent and Merger Sub represent and warrant to the Company as of the date hereof as follows:

    (a) ORGANIZATION. Each of the Parent and its subsidiaries is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has all requisite corporate power and authority to carry on its business as now being conducted. Parent has delivered to the Company true and complete copies of its articles of association of the Parent and the certificate of incorporation and by-laws of Merger Sub, in each case amended to the date of this Agreement.

    (b) AUTHORITY. UPC, Parent and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to those approvals and consents required by Parent and UPC outlined in Section 6 hereto). The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by UPC, Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UPC, Parent and Merger Sub and no other corporate proceedings on the part of UPC, Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject to obtaining the approval of this Agreement and the transactions contemplated hereby, including the Merger, from the Supervisory Board of UPC ("UPC APPROVAL"). This Agreement has been duly executed and delivered by UPC, Parent and Merger Sub, as applicable, and (assuming the due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of UPC, Parent and Merger Sub, as applicable, enforceable against UPC, Parent and Merger Sub, as applicable, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding at equity or at law).

    (c) NONCONTRAVENTION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of UPC or the Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the articles of organization or by-laws or similar organizational documents of UPC or the Parent or the certificate of incorporation or by-laws or similar organizational documents of any of its subsidiaries (including Merger Sub), (ii) any Contract applicable to UPC, Parent or Merger Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to UPC, Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually and in the aggregate, would not reasonably be expected to have a material adverse effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to UPC, Parent or Merger Sub in connection with the execution and delivery of this Agreement by UPC, Parent and Merger Sub and the execution and delivery of the Shareholders Agreement by UPC, Parent or the consummation by UPC, Parent and Merger Sub of the transactions contemplated hereby and thereby or the compliance with the provisions of this Agreement and the Shareholders Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation,
       (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (3) UPC Approval, (4) the conditions precedent identified in Clauses 6.2(f) and (g) herein, (5) with respect to the Austrian merger control proceedings: legal validity of a decree by the Cartel Court Vienna that the Merger is not subject to a pre-merger filing requirement; legal validity of a decree pursuant to which within the legally provided time period no examination of the contemplated Merger has been requested; or legal validity of a decree consenting to the Merger at conditions which are acceptable to all parties to this Agreement (6) with respect to the

       German merger control proceedings: the issue (or deemed issue) of the approval or other necessary confirmation, consent or clearance to the Merger by the German Federal Cartel Office (Bundeskartellamt) for each of the parties having been obtained on terms reasonably satisfactory to the parties and (7) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually and in the aggregate, would not reasonably be expected to have a material adverse effect.

    (d) INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no subsidiaries.

    (e) CAPITAL STRUCTURE. As of the close of business on May 17, 2000, the authorized capital stock of Parent consists of NLG 500,000 divided into 500 shares of NLG 1,000 each Parent Shares. There are currently 100 shares of NLG 1,000 each Parent Shares outstanding. Except as set forth above, no shares of capital stock of, or other equity or voting interests in, Parent, or options, warrants or other rights to acquire any such stock or securities are issued, reserved for issuance or outstanding.

4.  COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1 CONDUCT OF BUSINESS

    (a) CONDUCT OF BUSINESS BY THE COMPANY

       During the period from the date of this Agreement to the Effective Time or the termination of this Agreement, except as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their commercially reasonable efforts to comply with all applicable laws, rules and regulations and, to the extent consistent therewith, use their commercially reasonable efforts to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

        (i) (w) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock except for cash dividends by a direct or indirect wholly owned subsidiary of the Company to its parent,
            (x) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (except for repurchases or redemptions in the case of the Warrant Agreements or the Unit Purchase Option Agreement),
            (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (z) liquidate or merge with any subsidiaries of the Company;

        (ii) issue, deliver, sell, pledge or otherwise transfer or encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities or any stock appreciation rights or other rights that are linked to the price of Company Common Stock (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options, Warrants or Unit Options in accordance with the terms of such Warrants and Unit Options as in effect on the date of this Agreement);

       (iii) amend its Certificate of Incorporation or by-laws (or similar organizational documents);

        (iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, joint venture or association or other entity or division thereof, or any direct or indirect interest in any of the foregoing, or (B) any assets other than assets in the ordinary course of business consistent with past practice;

        (v) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interest therein, except sales of assets in the ordinary course of business consistent with past practice;

        (vi) (x) repurchase, accelerate, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options(,) warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "KEEP WELL" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice, and except for the working credit
             facility of the equivalent of   -  20,000,000 to be entered into
             pursuant to the credit facility agreement dated on or about
             May 19, 2000 among the Company, as borrower and UPC, as lender (the "CREDIT FACILITY AGREEMENT") or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

       (vii) incur or modify any significant indebtedness or other liability except in the ordinary and usual course of business or pursuant to financial plans previously communicated to UPC, or for long-term indebtedness incurred in connection with the refinancing of existing indebtedness, without the prior written consent of UPC; or make any decision or commitment with respect to a significant investment or divestment except in the ordinary and usual course of business or pursuant to financial plans previously communicated to UPC without the prior written consent of UPC;

      (viii) (A) grant to any employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries any increase in compensation, without the prior written consent of the Parent or as required by applicable law, (B) grant to any employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries any increase in severance or termination pay, without the prior written consent of the Parent or as required by applicable law, (C) establish, adopt, enter into or amend any Company Benefit Agreement, without the prior written consent of the Parent or as required by applicable law,
             (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan, other than required by applicable law, (E) take any action to accelerate any rights or benefits, take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement, Company Benefit Plan or any other Contract, or make any material determinations not in the ordinary course of business consistent with past practice, or Company Benefit Plan or Company Benefit Agreement, other than pursuant to the provisions of Clause 5.4 hereof, including any payment of cash pursuant thereto, (F) amend or modify or grant any Company Stock Option,
             (G) pay any bonuses after the date of this Agreement, without the prior written consent of the Parent or as required by applicable law, or (H) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined;

        (ix) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company and its subsidiaries other than in the ordinary course of business consistent with past practices; provided that in no event shall the Company license on an exclusive basis or sell any Intellectual Property Rights of the Company or its subsidiaries;

        (x) except as required by a Governmental Entity or as may be required by a change in U.S. GAAP as concurred in by the Company's independent auditors, make any changes in accounting methods, principles or practices; or

        (xi) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

    (b) CONDUCT OF BUSINESS BY PARENT

       During the period from the date of this Agreement to the Effective Time or the termination of this Agreement, (i) UPC and Parent agree to comply with the provisions of Article 5 of the Shareholders Agreement, to the extent applicable, and (ii) Parent will use its reasonable best efforts to provide periodic updates to Christopher Rooney regarding any transfer of assets or operations from UPC to the Parent, and will use its reasonable efforts to provide a description of any known encumbrances on such assets at the time such updates are given.

    (c) CERTAIN TAX MATTERS

       During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to,
       (i) timely file (including extensions) all tax returns ("POST-SIGNING RETURNS") required to be filed by each such entity; (ii) timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent upon receipt of notice of any suit, claim, action, investigation, proceeding or audit (collectively, "ACTIONS") pending against or with respect to the Company or any of its subsidiaries in respect of any tax and not settle or compromise any material Action without Parent's consent; (v) not change its fiscal year; (vi) not make any material tax election without Parent's consent; and (vii) except for those set forth in Section 4.1(c) of the Company Disclosure Schedule, cause all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements and practices with respect to taxes to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is otherwise bound to be terminated as of the Closing Date (unless directed otherwise by Parent in writing delivered to the Company at least five business days prior to the Closing) so that after such date neither the Company nor any of its subsidiaries shall have any further rights or liabilities thereunder.

    (d) ADVICE OF CHANGES; FILINGS

    (e) The Company shall (i) confer with Parent on a regular and frequent basis to report on operational matters and other matters requested by Parent and (ii) promptly advise Parent orally and in writing of any change or event that would reasonably be expected to have a material adverse effect. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information.

4.2 CONFIDENTIALITY

    (a) None of the parties hereto shall disclose or permit any of its shareholders or subsidiary or affiliates to disclose any information directly or indirectly relating to the transactions contemplated hereby or the existence of this Agreement or any information relating to the other party hereto or relating to any business conducted by the other party hereto or by any other company belonging to the same group to which such party belongs (all of the foregoing together "CONFIDENTIAL INFORMATION"), to any third party. Each of the parties hereto shall ensure that its (and its shareholders', subsidiaries' and affiliates') directors, officers, agents and employees shall not disclose any Confidential Information to any third party. The Company shall ensure that the Company's shareholders to which it discloses Confidential Information shall be legally bound by confidentiality obligations which are not in any respect less strict than the provisions of this Clause 4.2.

    (b) The confidentiality obligations imposed by this Clause 4.2 do not apply with respect to any Confidential Information which is:

       (i) in the public domain (other than that which has come into the public domain by virtue of a breach of the confidentiality obligations hereunder);

       (ii) required to be disclosed by mandatory provisions of law or by Dutch merger code provisions or by any stock exchange or similar regulations (provided that if disclosure is required to be made under such provisions of law or regulations, the parties shall reasonably liaise as to the timing and contents of such disclosure);

       (iii) required to be disclosed in order to obtain any regulatory approvals in furtherance of the Merger;

       (iv) to be disclosed to the Company's shareholders (provided that such disclosure is given subject to a confidentiality undertaking of such Company's shareholders which is not in any respect less strict than this Clause);

       (v) to be disclosed to professional advisers instructed to advise on the Merger (provided that such disclosure is given subject to a confidentiality undertaking of such professional advisers which is not in any respect less strict than this Clause); or

       (vi) to be disclosed in the course of legal proceedings to which either party are a party or in which either party is otherwise involved in relation to this Agreement or the Merger if such disclosure is in the reasonable opinion of the party concerned necessary to be disclosed in order to safeguard its legitimate interests in such legal proceedings; provided that prompt notice shall be given to the non-disclosing party so that it may seek a protective order protecting the confidentiality of such information prior to such disclosure.

    (c) The confidentiality undertakings in this Clause 4.2 will not restrict the disclosure by the Company, the Parent or UPC of Confidential Information to employees of the Company, the Parent or UPC to the extent deemed reasonably necessary to implement the Merger.

    (d) The confidentiality undertakings in this Clause will apply to the parties hereto (and to the Company's shareholders and the parties' professional advisers) for a period of 24 months after the Closing Date, and regardless whether or not the Merger will be consummated hereunder.

5.  ADDITIONAL AGREEMENTS

5.1 PREPARATION OF THE INFORMATION STATEMENT

    (a) As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare an information statement (the "INFORMATION STATEMENT") and the Company shall use its commercially reasonable efforts to cause the materials and agreements listed in Clause 2.2(b)(i)-(viii) to be mailed to the Company's shareholders as promptly as practicable following the date of this Agreement. Notwithstanding the foregoing, prior to mailing the Information Statement and Written Consent Solicitation (or any amendment or supplement thereto), the Company (i) shall provide Parent an opportunity to review and comment on such document or response, and (ii) shall not mail such document prior to receiving Parent's written approval of the contents of the Information Statement, such approval not to be unreasonably withheld.

    (b) The Company shall, through its Board of Directors, recommend to its shareholders that they adopt this Agreement, the Shareholders Agreement, the Escrow Agreement, the waiver of registration rights under the Registration Rights Agreements, and shall include such recommendation in the Information Statement.

5.2 ACCESS TO INFORMATION; CONFIDENTIALITY

    The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent on a prompt basis (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, UPC and Parent will hold, and will direct their respective officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with Section 4.2.

5.3 COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Shareholders Agreement, including using all commercially reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Clause 6 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including under the HSR Act) and (iii) the obtaining of all necessary consents, approvals or waivers from third parties.

    (b) Notwithstanding anything foregoing to the contrary, Parent will not be required to agree to, or proffer to, (i) divest or hold separate any portion of Parent's, the Company's or any of their respective affiliates' businesses or assets, (ii) any operating or similar restrictions or
       (iii) cease to conduct business or operations in any jurisdiction in which Parent, the Company or any of the Parent's subsidiaries conducts business or operations as of the date of this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Shareholders Agreement, the Merger or any of the other transactions contemplated hereby or thereby, use its commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement or the Shareholders Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Shareholders Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the Shareholders Agreement, the Merger and the other transactions contemplated hereby or thereby.

    (c) The Company, on the one hand, and Parent and UPC, on the other hand, will provide such assistance, information and cooperation to each other as is reasonably required to obtain any such waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand, other than the portions of such correspondence that include confidential information.

    (d) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Clause 6.2 (a) would not be satisfied; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (e) UPC or Parent shall give prompt notice to the Company of any representation or warranty made by them or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Clause 6.3 (a) would not be satisfied; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.4 COMPANY STOCK OPTIONS

    (a) At the Effective Time, all Company Stock Options, whether vested or unvested, which are then outstanding and unexercised shall cease to represent a right to acquire Company Common Stock and shall be converted automatically into options to purchase Parent Shares, and Parent shall assume each such Company Stock Option. As a result of the conversion, each Company Stock Option to acquire one share of Company Common Stock shall be converted into an option to acquire one Parent Share and the terms of such options shall be substantially the same terms as currently apply to the Company Stock Options. Parent shall reserve for issuance 6,414,877 Parent Shares for the exercise of such converted options pursuant to this Clause 5.4. At or prior to the Effective Time, Company shall make all necessary arrangements and amendments with respect to the Company Stock Plans, and each Company Benefit Agreement, to permit the assumption by Parent of any unexercised Company Stock Options.

    (b) Prior to the Closing Date, the Company shall obtain all consents of the holders of the Company Stock Options, if such consents are determined to be necessary to effectuate the foregoing as determined by UPC and the Parent. In addition, the Company shall enter into agreements with all holders of Company Stock Options, to ensure that such holder of

       Company Stock Options will execute and accede to the terms of the Shareholders Agreement upon the exercise of such Company Stock Option and resulting issuance of Parent Shares to such holder of the Company Stock Option.

5.5 OUTSTANDING WARRANTS

    (a) At the Effective Time, all Warrants, whether vested or unvested, which are then outstanding and unexercised shall cease to represent a right to acquire Company Common Stock and shall be converted automatically into warrants to purchase Parent Shares, and Parent shall assume each such Warrant. As a result of the conversion, each Warrant to purchase one share of Company Common Stock shall be converted into a warrant to acquire one Parent Share and the terms of such warrants shall be substantially the same terms that currently apply to the Warrants, subject to any arrangements entered into as set forth below. Parent shall reserve for issuance 840,000 Parent Shares for the exercise of such converted warrants pursuant to this Clause 5.5. At or prior to the Effective Time, Company shall make all necessary arrangements with respect to the Warrant Agreements to permit the assumption by Parent of any unexercised Warrants.

    (b) Prior to the Closing Date, the Company shall obtain all consents of the holders of the Warrants, if such consents are determined to be necessary to effectuate the foregoing as determined by UPC and the Parent. In addition, the Company shall enter into agreements with all holders of Warrants, to ensure that such holder of Warrants will execute and accede to the terms of the Shareholders Agreement upon the exercise of such Warrants and resulting issuance of Parent Shares to such holder of the Warrants.

5.6 OUTSTANDING UNIT OPTIONS

    (a) At the Effective Time, all Unit Options, whether vested or unvested, which are then outstanding and unexercised shall cease to represent a right to acquire Company Common Stock and shall be converted automatically into options to purchase Parent Shares, and Parent shall assume each such Unit Option, subject to the terms of the Unit Purchase Option Agreement under which it was issued. As a result of the conversion, each Unit Option shall be converted into a unit option
       (i) to acquire 100,000 Parent Shares, and (ii) a warrant to acquire 50,000 Parent Shares, and the terms of such unit options shall be substantially the same terms that currently apply to the Unit Options, except for any arrangements entered into as set forth below. Parent shall reserve for issuance 2,961,000 Parent Shares for the exercise of such converted options pursuant to this Clause 5.6. At or prior to the Effective Time, Company shall make all necessary arrangements with respect to the Unit Purchase Option Agreement to permit the assumption by Parent of any unexercised Unit Options.

    (b) Prior to the Closing Date, the Company shall obtain all consents of the holders of the Unit Options, if such consents are determined to be necessary to effectuate the foregoing as determined by UPC and the Parent. In addition, the Company shall enter into supplemental agreements with all holders of Unit Options, to ensure that such holder of Unit Options will execute and accede to the terms of the Shareholders Agreement upon the exercise of such Unit Options and resulting issuance of Parent Shares to such holder of the Unit Options.

5.7 INDEMNIFICATION AND EXCULPATION

    (a) Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

    (b) Parent shall cause the Surviving Corporation to maintain in effect for three years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous in any material respect (including with respect to the payment of reasonable attorneys' fees, to the extent so provided) than those policies maintained by the Company at the date hereof, with respect to matters occurring prior to the Effective Time, and having the maximum available coverage under the current policies of directors' and officers' liability insurance.

    (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Clause 5.7.

    (d) The provisions of this Clause 5.7 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

5.8 FEES AND EXPENSES

    All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Any real property transfer, stamp or similar tax imposed on the shareholders of the Company in connection with this Agreement and the transactions contemplated hereby shall be paid solely by the Surviving Corporation.

5.9 INFORMATION SUPPLIED

    (a) The Company agrees that none of the information included in the Information Statement, including, without limitation, the information in those sections entitled "Business of Cignal," "Management's Discussion and Analysis of Financial Condition and Results of Operation--Cignal," "The Merger--Background of the Merger," and "The Merger--Recommendation of the Board of Directors--Reasons for the Merger", will, at the date it is mailed to the Company's shareholders or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Information Statement based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

    (b) Parent and Merger Sub agree that none of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in the Information Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Information Statement mailed to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.10 BENEFITS MATTERS

    (a) Prior to the Closing Date, Parent shall have entered into contracts of employment with the Company's Key Employees (as defined in Section 8.3) and with the Company's Essential Staff (as defined in Section 8.3), each on terms mutually satisfactory to the Parent and the parties thereto.

    (b) Prior to the Closing Date, all other Company employment, severance and termination agreements, plans and policies, as disclosed in the Company Disclosure Schedule, shall be amended to the mutual satisfaction of the Parent and the Company.

    (c) Nothing contained in this Clause 5.10 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual Company Employee or any change in the employee benefits available to any individual Company Employee or the amendment or termination of any particular Company Benefit Plan to the extent permitted by its terms as in effect immediately prior to the Effective Time.

    (d) With regard to any U.S. employees who are not subject to a contract of employment with Parent or Company, as of the Effective Time, Parent shall, for a period ending on the date one year after the Closing Date, maintain (or cause its subsidiaries to maintain) employee benefit plans, agreements, programs, policies and arrangements for the benefit of each employee of the Company (each a "BUSINESS EMPLOYEE") that are no less favourable in the aggregate to the Company Benefit Plans and Company Benefit Agreements in effect immediately prior to the Closing Date with respect to such Business Employee.

5.11 PUBLIC ANNOUNCEMENTS

    UPC, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

5.12 RESIGNATIONS

    Prior to the Effective Time, the Company shall cause each member of its Board of Directors to execute and deliver a letter effectuating his or her resignation as a director of such Board effective immediately prior to the Effective Time.

5.13 ESCROW AGREEMENT

    (a) An Escrow Agreement (the "ESCROW AGREEMENT") substantially in the form as attached hereto as Exhibit B shall be entered into among each Company shareholder and the Escrow Agent whereby (i) 12.5% of Parent Shares, including the Parent Shares reserved for issuance and transfer pursuant to warrants, stock options or unit options (the "GENERAL ESCROW SHARES") are to be held in escrow for a period expiring on the date which is one year after the Effective Date, to secure (1) any claims for breach of representations, warranties or covenants in the Merger Agreement which Parent or UPC may have against the Company, or (2) any claims for breach of representations, warranties or covenants in the Shareholders Agreement, which

       Parent or UPC may have against the Company or any Shareholders, and
       (ii) 12.5% of Parent shares, including shares of Parent reserved for issuance or transfer pursuant to any outstanding warrants, stock options or unit options (the "LITIGATION ESCROW SHARES") are to be held in escrow for a period not to exceed five years to secure the liability of the Shareholders for any losses, liabilities, damages, costs and expenses incurred by the Company, Parent or UPC resulting from or in connection with the Gerzof Litigation (as defined in the Escrow Agreement).

    (b) The Merger Consideration shall be decreased by the value of any payments to UPC or Parent made by or on behalf of the Company and/or the shareholders of the Company which are due as a result of a breach of representations and warranties and covenants in this Agreement, whether these payments are made in cash or in the form of Parent Shares or otherwise.

5.14 LICENSE RENEWALS

    Prior to the Closing Date, the Company shall renew all Licenses which would otherwise expire or require renewal up to two months after the Closing Date.

5.15 REGISTRATION RIGHTS AGREEMENTS.

    The Company will take all necessary action with respect to all of the outstanding registration rights so that, as of immediately prior to the Effective Time, (A) neither the Company nor Parent will have any obligations under (i) the Registration Rights Agreement dated as of February 8, 1999 among the Company, Friedli Corporate Finance and each Investor thereto; and (ii) the Registration Rights Agreement dated as of October 29, 1997 among the Company, Spencer Trask Securities, Incorporated, ST Partners, L.P. and each of persons listed on the signature page thereto under the heading "The Allen Group" and each of the other Investors thereto, (together, the "REGISTRATION RIGHTS AGREEMENTS") and (B) the holders of the registration rights will have no rights under the Registration Rights Agreements.

5.16 REORGANIZATION

    Prior to the Effective Time, each party shall take all actions which are reasonably necessary in order for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code in which the shareholders of the Company do not recognize gain or loss on their exchange of Company Common Stock for Parent Shares (except with respect to the value of the UPC Stock Purchase Option, as described in Article 7 of the Shareholders Agreement, granted and issued to the Shareholders by UPC); provided, however, that the foregoing shall not be construed as either a representation by Parent or an obligation on the part of the Parent that it will transfer any assets that would be required for the Merger to qualify as a reorganization within the meaning of
Section 368(a) of the Code that it is not otherwise required to do so as specifically set forth in this Agreement. Furthermore, no party hereto will take, or permit any of its subsidiaries to take, any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

5.17 NON-UNITED STATES REAL PROPERTY HOLDING CORPORATION STATUS.

    Prior to the Effective Time, the Company shall deliver prior to Closing to Parent a statement, as described in Treasury Regulation section 1.1445-5(b)(4)(iii), certifying that interests in the Company are not United States real property interests.

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
6.  CONDITIONS PRECEDENT

6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

    The obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) SHAREHOLDER APPROVAL. The Company Shareholder Approval and UPC Approval shall have been obtained.

    (b) ANTITRUST. (i) Any requisite waiting period (and any extension thereof) applicable to the Merger under the HSR Act and any other applicable competition, merger, control, antitrust or similar law or regulation (whether domestic or foreign) shall have been terminated or shall have expired (ii) with respect to the Austrian merger control proceedings: legal validity of a decree by the Cartel Court Vienna that the Merger is not subject to a pre-merger filing requirement; legal validity of a decree pursuant to which within the legally provided time period no examination of the contemplated Merger has been requested; or legal validity of a decree consenting to the Merger at conditions which are acceptable to all parties to this Agreement (iii) with respect to the German merger control proceedings: the issue (or deemed issue) of the approval or other necessary confirmation, consent or clearance to the Merger by the German Federal Cartel Office (Bundeskartellamt) for each of the parties having been obtained on terms reasonably satisfactory to the parties.

    (c) NO INJUNCTIONS OR LEGAL RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "LEGAL RESTRAINTS") that has the effect of preventing the consummation of the Merger shall be in effect.

6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

    (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, or by any other person having a reasonable likelihood of success, (i) challenging the acquisition by Parent or Merger Sub of any shares of Company Common Stock, seeking to restrain or prohibit consummation of the Merger or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Merger Sub,
       (ii) seeking to prohibit or limit
       the ownership or operation by the Company or Parent and their respective subsidiaries of any portion of the business or assets of the Company or Parent and their respective subsidiaries taken as a whole, or to compel the Company or Parent and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Shareholders Agreement, (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or Parent and their respective subsidiaries taken as a whole or (iv) which otherwise would reasonably be expected to have a material adverse effect on the Company.

    (d) CONSENTS. Parent shall have received evidence, in form and substance satisfactory to it, that Parent or the Company shall have obtained
       (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required in connection with this Agreement and the transactions contemplated by this Agreement and
       (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except, in the case of this clause (ii), for those the failure of which to be obtained, individually and in the aggregate, would not reasonably be expected to have a material adverse effect.

    (e) CONSENTS TO CHANGE OF CONTROL AND WAIVERS. Parent shall have received the requisite consents in writing consenting to the transactions contemplated by this Agreement and waiving any conditions with respect to changes of control contained in the Contracts set forth in Clause 3.1
       (i)(ii) of the Company Disclosure Schedule.

    (f) TAX RULINGS. UPC shall have obtained tax rulings from the Netherlands and Austria, to the satisfaction of UPC in respect of the transfers or contributions of assets or operations or contributions by UPC or a subsidiary of UPC, to Parent or a subsidiary of Parent.

    (g) WORKS COUNCIL. (i) The Works Council (ONDERNEMINGSRAAD) of UPC Nederland B.V. shall have given its positive advice on any transfer of employees from UPC to the Parent, to the satisfaction of UPC, (ii) the Austrian Workers Council shall have given its positive advice on any transfer of employees from UPC to the Parent, to the satisfaction of UPC, (iii) if necessary, the Norwegian Workers Council shall have given its positive advice on any transfer of employees from UPC to the Parent, to the satisfaction of UPC, and (iv) if necessary, the French Workers Council shall have given its positive advice on any transfer of employees from UPC to the Parent, to the satisfaction of UPC.

    (h) TRANSFER OF LICENSES. Company shall have received requisite consents or approvals in writing consenting or approving the transfer of all of the Company's Licenses, as requested by the Parent or UPC, from the relevant Governmental Entity regulating the transfer of such Licenses in each jurisdiction in which the Company holds such a License.

    (i) EMPLOYMENT CONTRACTS. Parent shall have entered into contracts of employment with the Company's Key Employees (as defined in Section 8.3) and the Company's Essential Staff (as defined in Section 8.3), to the mutual satisfaction of the Parent and the parties thereto. All other Company employment, severance and termination agreements, plans and policies, as disclosed in the Company Disclosure Schedule, shall have been amended to the mutual satisfaction of the Parent and the Company. All such contracts of employment shall not have been terminated.

    (j) RECEIPT OF CERTIFICATES. The Exchange Agent shall have received for cancellation all outstanding Certificates from all Company shareholders, together with letters of transmittal, duly completed and validly executed by all such Company shareholders, as provided for in Clause 2.2(b). At the Closing Date, the Certificates received for cancellation shall constitute the entire issued and paid up Company Common Stock.

    (k) OTHER AGREEMENTS. All Company shareholders shall have executed the Shareholders Agreement, the Escrow Agreement and a waiver of registration rights under the Registration Rights Agreements.

    (l) INDEBTEDNESS. The aggregate amount of the Company's Indebtedness (as defined in Section 8.3) shall not exceed $150 million (excluding any amounts drawn down on the Credit Facility Agreement) on the Closing Date.

    (m) OPINION OF COMPANY'S FINANCIAL ADVISOR. The Company shall have received an opinion from Morgan Stanley Dean Witter, financial advisor to the Company in connection with the Merger, with regard to the fairness, from a financial point of view, to the Company of the Merger and the Merger Consideration.

    (n) ADDITIONAL DOCUMENTS. The Company shall have furnished the Parent with
       (i) an opinion from general counsel to the Company, reasonably satisfactory to the Parent (ii) an opinion from Simpson Thacher & Bartlett, Company's U.S. counsel, reasonably satisfactory to the Parent, stating that no registration of Priority Common Stock under the Securities Act is required in connection with this Merger Agreement and the transactions herein contemplated, (iii) a Company officer's certificate regarding the Company's constitutive documents, and (vi) a good standing certificate and certificates regarding the Company's qualification to do business as a foreign corporation, each dated the Closing Date.

    (o) COMPANY SHAREHOLDERS. All Company shareholders shall be (i) accredited investors as defined by Regulation D under the Securities Act, or (ii) a relative, spouse or relative of the spouse of a Company shareholder who is an accredited investor, and who has the same principal residence as such Company shareholder.

    (p) OPINION OF PARENT'S COUNSEL. The Parent shall have received an opinion from Allen & Overy, reasonably satisfactory to the Parent, stating that no registration of Priority Common Stock under the Securities Act is required in connection with this Merger Agreement and the transactions herein contemplated.

    (q) OPINION OF HOLME ROBERTS & OWEN LLP. The Parent shall have received an opinion from Holme Roberts & Owen LLP dated as of the Effective Time, to the satisfaction of the Parent.

6.3 CONDITIONS TO OBLIGATION OF THE COMPANY

    The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this

       Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

    (c) TAX OPINION. The Company shall have received an opinion from Simpson Thacher & Bartlett, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of
       Section 368(a) of the Code, (ii) Parent, the Company and Merger Sub will each be a party to such reorganization within the meaning of
       Section 368(b) of the Code, and (iii) except with respect to the value of the UPC Stock Purchase Option, as described in Article 7 of the Shareholders Agreement, granted and issued to the Shareholders by UPC, no income or gain will be recognized by a shareholder of the Company as a result of the Merger; PROVIDED THAT, in the case of (iii), the shareholder (A) will own less than five per cent of the total voting power and less than five per cent of the total value of the Parent's outstanding stock immediately after the Merger (determined by treating stock owned by an entity that is treated as a partnership for U.S. federal income tax purposes as owned proportionately by its partners (as determined under Treasury Regulation section 1.367(a)-1T(c)(3)(i)) and by taking into account the attribution rules of Section 318 of the Code, as modified by the rules of Section 958(b) of the Code) or (B) will enter into a five year agreement to recognize gain with respect to the Company Common Stock exchanged in the Merger in accordance with the requirements of Treasury Regulation sections 1.367(a)-3(c)(1)(iii) and 1.367(a)-8.

    (d) REPRESENTATION LETTERS. Prior to Closing, UPC and Parent agree to execute representation letters in a form reasonably acceptable to Simpson Thacher & Bartlett in connection with its delivery of the opinion described in Clause 6.3(c) in this Agreement.

    (e) OPINION OF HOLME ROBERTS & OWEN LLP. The Company shall have received an opinion from Holme Roberts & Owen LLP dated as of the Effective Time, to the satisfaction of the Company.

7.  TERMINATION, AMENDMENT AND WAIVER

7.1 TERMINATION

    This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Company Shareholder Approval or UPC Approval has been obtained:

    (a) by mutual written consent of UPC, Parent, Merger Sub and the Company;

    (b) if the Merger or any condition in Clause 6.2 shall not have been consummated by August 31, 2000;

    (c) by either Parent or the Company:

       (i) if any Legal Restraint set forth in Clause 6.1 (c) shall be in effect and shall have become final and nonappealable; or

       (ii) if (A) the Company Shareholder Approval shall not have been obtained or (B) the UPC Approval shall not have been obtained;

    (d) by Parent if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified the recommendation of such Board of Directors of this Agreement or the Merger;

    (e) by Parent (i) if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Clause 6.2 (a) or 6.2 (b) and (B) has not been or is incapable of being cured by the Company within 30 business days after its receipt of written notice thereof from Parent, or (ii) if any suit, action or proceeding set forth in Clause 6.2 (c) shall have prevailed and become final and nonappealable; or

    (f) by the Company if Parent shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach
       (i) would give rise to the failure of a condition set forth in Clause 6.3 (a) or 6.3 (b) and (ii) has not been or is incapable of being cured by Parent within 30 business days after its receipt of written notice thereof from the Company.

7.2 EFFECT OF TERMINATION

    In the event of termination of this Agreement by either the Company or Parent as provided in Clause 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Clause 4.3, the last sentence of Clause 5.2, Clause 5.6, this Clause 7.2 and Clause 8; provided that no such termination shall relieve any party hereto from any liability or damages resulting from a willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

7.3 AMENDMENT

    This Agreement may be amended by the parties hereto at any time, whether before or after the Company Shareholder Approval or UPC Approval has been obtained; provided that after the Company Shareholder Approval or UPC Approval has been obtained, there shall be made no amendment that by law requires further approval by shareholders or shareholders of the parties without the further approval of such shareholders or shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4 EXTENSION; WAIVER

    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided that after the Company Shareholder Approval or UPC Approval has been obtained, there shall be made no waiver that by law requires further approval by shareholders or shareholders of the parties without the further approval of such shareholders or shareholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

8.  GENERAL PROVISIONS

8.1 SURVIVAL

    This Article 8 and the agreements of the Company and Parent contained in
Article 1, Clauses 5.9 and 5.10 shall survive the Effective Time. All other representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time. This
Clause 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

8.2 NOTICES

    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to UPC, to:

    United Pan-Europe Communications N.V.
    P.O. Box 74763
    1070 BT
    Amsterdam
    The Netherlands

    For the attention of:

    Anton Tuijten

    If to Parent or Merger Sub, to:

    Priority Telecom N.V.
    Kon. Wilhelminaplein 2-4
    1062 HK Amsterdam
    The Netherlands

    Attention:

    Jim Ryan

    with a copy to:

    Allen & Overy
    10 East 50th Street
    28th Floor
    New York, New York 10022
    Attention: Cathleen McLaughlin, Esq.

    If to the Company, to:

    Cignal Global Communications
    25 First Street
    Cambridge, MA 02141-8001

    Attention:

    Chris Rooney
    with a copy to:

    Simpson, Thatcher & Bartlett
    425 Lexington Avenue
    New York, NY 10017-3954
    Attention: Alan Schwartz, Esq.

8.3 DEFINITIONS

    For purposes of this Agreement:

    (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of that person, whether through the ownership of voting securities, by contract, or otherwise.

    (c) "ESSENTIAL STAFF" means Henry Saltzman, Norbert Runser, Steven Day, Steven Hunt, Joseph O'Brien, Perry Schmidt, Peter Jeager, Neil Hunt, Richard Soemita, Guy Nicholas, William Meagher, CeCe Carlo, John Mobley, Wilfred Roeptgers and Andreas Debauer.

    (d) "INDEBTEDNESS" means any indebtedness, whether or not contingent,
       (1) in respect of borrowed money, (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, (3) in respect of banker's acceptances, (4) representing operating and capital lease obligations, (4) purchase commitments, (5) deferred revenues or (6) the balance deferred and unpaid of the purchase price of any assets, except any such balance that constitutes an accrued expense or trade payable.

    (e) "KEY EMPLOYEES" means Christopher Rooney, David Chadwick, Ray O'Brien, Simon Vye, Steve Kozlowicki, Brian van Dussen, Neal Issacson, Andrew Perlman and Mark Land.

    (f) "MATERIAL ADVERSE EFFECT" means any state of facts, change, development, effect, event, condition or occurrence that would reasonably be expected to be material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement;

    (g) "PERSON" means an individual, corporation, partnership, joint venture, association, trust, limited liability company, Governmental Entity, unincorporated organization or other entity;

    (h) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50 per cent. or more of the equity interests of which) is owned directly or indirectly by such first person;

    (i) "UNIT PURCHASE OPTION AGREEMENT" means the Unit Purchase Option Agreement dated October 29, 1997 among the Company and Spencer Trask Securities Incorporated.

    (j) "WARRANT AGREEMENTS" means each of (i) the Common Stock Purchase Warrants dated and issued by the Company on August 29, 1997, and
       (ii) the Warrant Agreements dated as of February 8th, 1999 among Cignal and the parties thereto.

8.4 INTERPRETATION

    When a reference is made in this Agreement to a Clause, Subclause or Schedule, such reference shall be to a Clause or Subclause of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE", "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION". The words "HEREOF", "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "OR" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

8.5 COUNTERPARTS

    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

    This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Clauses 5.4, 5.5, 5.6 and 5.7 is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

8.7 GOVERNING LAW; WAIVER OF JURY TRIAL

    (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN NEW YORK, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE, EXCEPT TO THE EXTENT THAT IN THE CASE OF THE COMPANY OR MERGER SUB, THE DELAWARE GENERAL CORPORATION LAW, AND IN THE CASE OF PARENT AND UPC, THE LAWS OF THE NETHERLANDS ARE APPLICABLE. The parties hereto hereby irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan, New York State solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby waive, and agree not to assert, as a defence in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
       Section 8.2 (Notices), or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

    (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 8.7.

8.8 ASSIGNMENT

    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (except by operation of law) by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

8.9 ENFORCEMENT

    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

8.10 SEVERABILITY

    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    IN WITNESS WHEREOF, UPC, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

    UNITED PAN-EUROPE COMMUNICATIONS, N.V.,

by:      /s/ JEREMY EVANS
         ----------------------------------------------------
         Jeremy Evans
         SENIOR CORPORATE COUNSEL

By:      /s/ WALTER EUGENE MUSSELMAN
         ----------------------------------------------------
         Walter Eugene Musselman
         MEMBER OF SUPERVISORY BOARD

PRIORITY TELECOM N.V.

By:      /s/ JIM RYAN
         ----------------------------------------------------
         Jim Ryan
         DIRECTOR

By:      /s/ WALTER EUGENE MUSSELMAN
         ----------------------------------------------------
         Walter Eugene Musselman
         MEMBER OF SUPERVISORY BOARD

PRIORITY ACQUISITION SUBSIDIARY, INC.

By:      /s/ NEIL RAFFERTY
         ----------------------------------------------------
         Neil Rafferty
         DIRECTOR

CIGNALGLOBAL COMMUNICATIONS, INC.

By:      /s/ CHRIS ROONEY
         ----------------------------------------------------
         Chris Rooney
         CHIEF EXECUTIVE OFFICER

                                                                       EXHIBIT A

                             SHAREHOLDERS AGREEMENT

    This Shareholders Agreement is made as of this       day of             ,
2000 by and between (1) the shareholder (the "SHAREHOLDER") of Priority Telecom N.V. named on the signature page of this Agreement, (2) United Pan-Europe Communications N.V. ("UPC"), and (3) Priority Telecom N.V. (the "COMPANY").

WHEREAS

(A) UPC, the Company, Priority Acquisition Subsidiary Inc. ("MERGER SUB") and Cignal Global Communications, Inc ("CIGNAL") have entered into that certain First Amended and Restated Agreement and Plan of Merger (the "MERGER AGREEMENT") dated August 11, 2000. The Merger Agreement inter alia contemplates that, subject to the conditions precedent as stated therein, on the Effective Date, Merger Sub will merge with and into Cignal, and in consideration therefore the Company will issue a certain number of new shares in the Company (the "COMPANY SHARES") to the Shareholder, and to the Escrow Agent (as defined below) for the contingent benefit of the Shareholder, upon surrender by the Shareholder to the Company of title of ownership and all certificates representing his entire shareholding in Cignal (the "CIGNAL SHARES"). Such transaction will hereinafter be referred to as the "SHARES EXCHANGE."

(B) On the assumption that and subject to the condition that the Shares Exchange will take place on the Closing Date, the Shareholder and the Company herewith agree that the following terms and conditions will apply to the Shareholder in his/her capacity of holder of the Company Shares and to the holding by him/her of the Company Shares.

IT IS AGREED AS FOLLOWS:

1.  ARTICLE 1: DEFINITIONS

1.1 In this Agreement, capitalised terms not defined herein will unless the context otherwise requires have the meanings ascribed thereto in the Merger Agreement.

6.2 In this Agreement, the following terms will have the following meanings unless the context otherwise requires:

    "AGGREGATE COMPANY SHARES" means the aggregate number of Company Shares issued by the Company to all former Cignal shareholders, and to the Escrow Agent for the contingent benefit of all such Shareholders, pursuant to the Shares Exchange. The term Aggregate Company Shares as used in this Agreement shall further include all such shares in the Company (i) that are hereinafter issued by the Company to such former Cignal shareholder (including without limitation as a result of the exercise of any options or warrants), and/or (ii) that are acquired by such shareholder from any other shareholder.

    "AGREEMENT" means this Agreement as the same may be amended between the parties thereto from time to time, including all Appendices and Schedules attached thereto. Such Appendices and Schedules form an integral part of this Agreement.

    "ARTICLES" means the Articles of Association ("STATUTEN") of the Company as the same may be amended from time to time.

    "CIGNAL SHARES" means the shares held by the Shareholder in Cignal that are the subject of the Shares Exchange.

    "COMPANY SHARES" means the shares which will be issued by the Company to the Shareholder, and to the Escrow Agent for the contingent benefit of the Shareholder, pursuant to the Shares Exchange. The term Company Shares as used in this Agreement shall further include all such shares in the Company
    (i) that are hereinafter issued by the Company to the Shareholder (including without limitation as a result of the exercise of any options or warrants), and/or (ii) that are acquired by the Shareholder from any other Shareholder.

    "ESCROW AGENT" means the Escrow Agent under the Escrow Agreement.

    "ESCROW AGREEMENT" means the agreement among the Company, MeesPierson Trust B.V., as Escrow Agent, and the Shareholder, dated the date hereof.

    "GENERAL MEETING" means a general meeting of shareholders, being either an extraordinary general meeting of shareholders or the annual general meeting of shareholders, of the Company.

    "GROUP" means at any time collectively a company and its ultimate parent company and all the subsidiaries and group companies of the latter as defined in Articles 2:24a and 2:24b of the Netherlands Civil Code.

    "GROUP COMPANY" means a company or other legal entity which forms part of a Group.

    "IPO" means the listing of new shares in the Company and/or any existing shares in the Company on the Stock Exchange and/or the New York Stock Exchange, Nasdaq National Market System, London Stock Exchange or on any other similar major stock exchange selected for that purpose by the Company in consultation with UPC, which listing results in an active public trading market for the class of shares so listed on such stock exchange.

    "MANAGEMENT BOARD" means the board of managing directors ("BESTUUR") of the Company

    "MANAGING DIRECTORS" means the members of the Management Board from time to time.

    "MERGER AGREEMENT" means the agreement as described in Recital A to this Agreement, as the same may be amended between the parties thereto from time to time, together with all Appendices and Annexes which are attached thereto.

    "REGISTRATION RIGHTS AGREEMENTS" means each of (i) the registration rights agreement dated as of February 8, 1999 among Cignal, Friedli Corporate Finance and each Investor named therein, and (ii) the registration rights agreement dated as of October 29, 1997 among Cignal, Spencer Trask Securities, Incorporated, ST Partners L.P. and each of the persons listed on the signature pages thereto under the heading the "Allen Group" and each of the other Investors named therein.

    "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

    "SHAREHOLDER" and "SHAREHOLDERS" means a signatory or signatories to this Agreement who hold shares in the Company, excluding UPC and the Company.

    The "SHAREHOLDERS REPRESENTATIVE" means Chris Rooney or his replacement appointed as contemplated by Article 4.5.

    "SHAREHOLDERS' VOTE" means a vote at a General Meeting in favour of a matter put before the shareholders of the Company meeting all corporate law requirements under the laws of the Netherlands, including quorum, notice and percentage vote.

    "SPONSOR" means the lead manager and/or arranger, appointed by the Company (and/or by UPC) to lead manage and/or arrange the IPO. If there are more than one lead manager and/or arranger, the term Sponsor as used in this Agreement refers to the lead managers and/or arrangers jointly.

    "STOCK EXCHANGE" means the Amsterdam Stock Exchange or any successor stock exchange with or into which the Amsterdam Stock Exchange may hereafter be merged.

    "SUPERVISORY BOARD" means the supervisory board ("RAAD VAN COMMISSARISSEN") of the Company.

    "SUPERVISORY DIRECTORS" means the members of the Supervisory Board from time to time.

    "UPC SHARE PRICE" shall be the average per share price of the UPC Shares for the five consecutive business days prior to the Option Trigger Date.

1.3 In this Agreement, unless otherwise specified:

    (a) references to Articles, Paragraphs, Schedules and Appendices are to articles and, paragraphs in, and schedules and appendices to this Agreement;

    (b) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase or alter the liability of the Parties under this Agreement;

    (c) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

    (d) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

    (e) references to times of the day are to Amsterdam time;

    (f) headings to Articles, Schedules and Appendices are for convenience only and do not affect the interpretation of this Agreement;

    (g) the Schedules and Appendices form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules and Appendices; and

    (h) references to words importing the singular will include the plural and vice versa and references to words importing one gender will include both genders.

2.  ARTICLE 2: CONDITIONS

    The rights and obligations of each of the parties hereto is subject to the condition precedent ("OPSCHORTENDE VOORWAARDE") that the Shares Exchange takes place.

3.  ARTICLE 3: REPRESENTATIONS AND WARRANTIES

3.1 The Company makes the following representations and warranties to the Shareholder in relation to itself as of the date hereof:

    (a) It is duly incorporated and validly existing under the laws of the Netherlands.

    (b) It has the power to enter into this Agreement and to exercise its rights and to fulfil its obligations hereunder. All necessary or appropriate corporate, governmental or statutory approvals have been obtained and any other action required to authorise the execution of this Agreement by it and the fulfilment by it of its obligations hereunder has been duly taken.

    (c) This Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms.

    (d) The execution of this Agreement and the exercising of its rights and the fulfilment of its obligations hereunder do not conflict with the laws of the Netherlands, do not constitute a violation of any terms of its articles of association (or other comparable constitutional documents) and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgment or order of any court or any other instrument having legal effect to which it is a party.

    (e) No license, approval, consent, filing, registration or any other act or deed is required to be obtained or made in the Netherlands by it in connection with the execution of this Agreement and the exercise of its rights and the fulfilment of its obligations under this Agreement.

3.2 UPC makes the following representations and warranties to the Shareholder in relation to itself as of the date hereof:

    (a) It is duly incorporated and validly existing under the laws of the Netherlands.

    (b) It has the power to enter into this Agreement and to exercise its rights and to fulfil its obligations hereunder. All necessary or appropriate corporate, governmental or statutory approvals have been obtained and any other action required to authorise the execution of this Agreement by it and the fulfilment by it of its obligations hereunder has been duly taken.

    (c) This Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms.

    (d) The execution of this Agreement and the exercising of its rights and the fulfilment of its obligations hereunder do not conflict with the laws of the Netherlands, do not constitute a violation of any terms of its articles of association (or other comparable constitutional documents) and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgment or order of any court or any other instrument having legal effect to which it is a party.

    (e) No license, approval, consent, filing, registration or any other act or deed is required to be obtained or made in the Netherlands by it in connection with the execution of this Agreement and the exercise of its rights and the fulfilment of its obligations under this Agreement.

3.3 The Shareholder hereby makes the following representations, warranties and covenants to each of the Company and to UPC with regard to itself as of the date hereof:

    (a) The Shareholder has the power to enter into this Agreement and to exercise his/her rights hereunder and to fulfil his/her obligations hereunder.

    (b) This Agreement constitutes the legal, valid and binding obligations of the Shareholder, enforceable in accordance with its terms.

    (c) The execution of this Agreement by the Shareholder and the exercise of his/her rights hereunder and the fulfilment of his/her obligations hereunder do not conflict with the laws of the Netherlands or of the United States of America or of any State thereof and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgment or order of any court or any other instrument having legal effect to which he/she is a party.

    (d) If the Shareholder is a legal entity rather than an individual: the execution of this Agreement by the Shareholder and the exercise of its rights hereunder and the fulfilment of its obligations hereunder do not conflict with its Articles of Incorporation or by-laws, and have been duly authorised by all corporate and other action by or in respect of the Shareholder.

    (e) The Shareholder has full title of ownership to the Cignal Shares, the Cignal Shares are free of any encumbrances, liens, pledges or other security rights, and there are no third parties who have a right to purchase the Cignal Shares or any other contractual rights in relation to the Cignal Shares.

    (f) The Shareholder understands that the Company Shares have not been registered under the Securities Act. The Shareholder also understands that the Company Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Shareholder's representations contained in this Agreement. The Shareholder

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
       hereby represents and warrants, for purposes of compliance on the part of the Company with the Securities Act, that:

       (1) he/she has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

       (2) he/she must bear the economic risk of this investment indefinitely unless the Company Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

       (3) he/she understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Shareholder to transfer all or any portion of the Company Shares under the circumstances, in the amounts or at the times the Shareholder might propose.

       (4) he/she is acquiring the Company Shares for his/her own account for investment only, and not with a view towards their distribution.

       (5) by reason of his/her, or of its management's, business or financial experience, he/she has the capacity to protect his/her own interests in connection with the acquisition of the Company Shares.

       (6) he/she is an accredited investor within the meaning of Regulation D under the Securities Act, which definition is attached hereto as Exhibit L.

       (7) the Company Shares have not been registered with or approved by the Securities and Exchange Commission (the "SEC") or any securities regulatory authority of any state or other jurisdiction, nor has the SEC or any such authority passed upon the adequacy or accuracy of the Information Statement.

       (8) he/she has read and received the Information Statement (as defined in the Merger Agreement) and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. The Shareholder understands and acknowledges that neither audited historical financial information with respect to all of the entities and businesses that have been or will be acquired by the Company as described in the Information Statement nor audited or unaudited pro forma financial information for the Company that gives effect to the acquisition by the Company of such entities and businesses are available and, accordingly, it would be impracticable to include such information in the Information Statement at this time. The Shareholder acknowledges and agrees that, notwithstanding that the foregoing information is not provided in the Information Statement, the Information Statement contains such other information as the Shareholder deems necessary or appropriate to review in order to make his/her investment decision. The Shareholder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of the Merger and the Company.

       (9) he/she acknowledges and agrees that the Company Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or their resale is otherwise permitted under applicable securities laws.

       (10) he/she has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

       (11) he/she acknowledges that the Company Shares may be legended as appropriate to comply with applicable securities laws.

    (g) No license, approval, consent, filing, registration or any other act or deed is required to be obtained or made in the United States of America or in the Netherlands by the Shareholder in connection with the execution of this Agreement and the exercise of his/her rights and the fulfilment of his/her obligations under this Agreement.

    (h) The Shareholder shall pay any transfer, stamp or similar tax imposed on such Shareholder in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Shares Exchange.

    (i) The Shareholder has not relied on any oral statements or representations from any person in connection with this Agreement.

    (j) The Shareholder acknowledges that upon the Effective Date, such Shareholder will cease to be an owner of Cignal Shares and will instead become an owner of Company Shares and, accordingly, all rights, obligations, entitlements and claims relating to such Shareholder's share ownership will thereafter arise solely from ownership of Company Shares, and such rights shall be as provided in or pursuant to the Company's articles of association, this Agreement, the Merger Agreement, the Shareholders Agreement, the Escrow Agreement and the laws of The Netherlands. Upon the Effective Date, the Shareholder hereby waives any and all rights, entitlements and obligations with respect to, and any and all claims relating to, the Cignal Shares owned by such Shareholder, whether contained in or pursuant to Cignal's articles of incorporation or by-laws or in any written or oral agreement or understanding, other than the right to receive Company Shares pursuant to the Merger Agreement. The Shareholder agrees that any and all of the aforementioned rights, entitlements, obligations or claims with respect to their ownership of Cignal Shares will terminate on the Effective Date in all such cases, except with respect to and to the extent of any claim that has been asserted by the Shareholder in any legal proceedings against Cignal which may exist at the date hereof, in which case such Shareholder agrees not to initiate any new or additional proceedings, or otherwise attempt to extend or expand the scope of the pending proceedings, with respect to the alleged right or entitlement that is the subject of such claim.

4.  ARTICLE 4: SUPERVISORY BOARD AND MANAGEMENT BOARD

4.1 The Supervisory Board will consist of 6 (six) Supervisory Directors, who will be appointed by a shareholders' vote at the General Meeting. As provided in the Articles, the Supervisory Directors will be appointed by a shareholders' vote taken at a General Meeting from a binding nomination of UPC as long as UPC holds the special rights share ("PRIORITEITSAANDEEL"). UPC hereby agrees to nominate and vote in favour of the candidate nominated by the Shareholders Representative (the "Shareholders Representative Nominee") as Supervisory Director. The other five Supervisory Directors shall be nominated and appointed at the discretion of UPC and the General Meeting. Without prejudice to article 4.2 hereof, UPC shall exercise its nomination and voting rights in such a manner that the Shareholders Representative Nominee shall remain a Supervisory Director until the later of December 31, 2001 and the date 6 (six) months after the consummation of the IPO (for purposes of this Agreement, the consummation of the IPO will be deemed to occur on the date upon which public trading in shares in the Company will commence on the relevant stock exchange). Effective as of such date, the Shareholders will cooperate with the removal of the

    Shareholders Representative Nominee as a Supervisory Director. The foregoing is without prejudice to the right of a shareholders' vote taken at a General Meeting to dismiss the Shareholders Representative Nominee effective as of such date.

4.2 If in a shareholders' vote taken at a General Meeting the Shareholders Representative Nominee is deemed to no longer function in the manner he should reasonably be expected to function as a Supervisory Director of a Dutch company such as the Company, the shareholders of the Company may dismiss the Shareholders Representative Nominee as a Supervisory Director. In such case, the Shareholders Representative may designate another Shareholders Representative Nominee as a replacement Supervisory Director. Such replacement will be effected as soon as practicable after such designation is made. The provisions of this article 4 will MUTATIS MUTANDIS also apply with respect to any such replacement Supervisory Director.

4.3 The Management Board will consist of such number of Managing Directors as the shareholders of the Company may from time to time determine. As provided in the Articles, the Managing Directors will be appointed by a shareholders' vote taken at a General Meeting from a binding nomination of UPC as long as UPC holds the special rights share ("PRIORITEITSAANDEEL"). UPC hereby agrees to nominate and vote in favour of the election of the Shareholders Representative as Managing Director. Without prejudice to article 4.4 hereof, UPC shall exercise its nomination and voting rights in such a manner that the Shareholders Representative shall remain a Managing Director until the later of December 31, 2001 and the date 6 (six) months after the consummation of the IPO. Effective as of such date, the shareholders will cooperate in the removal of the Shareholders Representative as a Managing Director. The foregoing is without prejudice to the right of a shareholders' vote taken at a General Meeting to dismiss the Shareholders Representative effective as of such date.

4.4 If in a shareholders' vote taken at a General Meeting the Shareholders Representative is deemed to no longer function in the manner he should reasonably be expected to function as a Managing Director of a Dutch company such as the Company, the shareholders of the Company may dismiss the Shareholders Representative as a Managing Director. In such case, UPC agrees to nominate and vote in favour of the election of such other candidate as the Shareholders may designate for that purpose. Such replacement will be effected as soon as practicable after such designation is made. If such replacement is made, such replacement Managing Director will not affect Christopher Rooney's or such other person's status as the Shareholders Representative. The provisions of this article 4 will MUTATIS MUTANDIS also apply with respect to any such replacement Managing Director.

4.5 The initial Shareholders Representative is Christopher J. Rooney. The Shareholders may appoint a replacement Shareholders Representative at any time by a majority vote.

5.  ARTICLE 5: CONDUCT OF BUSINESS BY THE COMPANY

5.1 Until the earlier of the IPO or the Option Expiration Date (as defined in Section 7.1), the Company and UPC agree to the following:

    The Company's activities will include, but not be limited to, providing telecommunications services (listed in Exhibit A hereto) to business customers in Europe (defined in Exhibit B hereto), both inside and outside the UPC Affiliate Area. Expansion by the Company outside of Europe, excluding the activities included in the Cignal's current business plan as presented to the Board of Directors of Cignal, will be at the discretion of the Company but will require UPC consent, for which a consideration may be agreed upon at the time of such expansion; provided, however, that the Company shall not in any event be required to conduct any activity if (A) such activity would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties, (B) such activity would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (C) such activity would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A), (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.2 Until the earlier of the IPO of the Company or the Option Expiration Date, the Company and UPC agree to the following:

    (i) to set up local Company entities identified in Exhibit C and to contribute the existing relevant business customers and associated revenues; and (ii) to the extent legally possible, to grant for value to the Company from its current operations exclusive rights of use on commercial arms-length terms, on an un-encumbered basis (to the explicit exclusion of Mundi Telecom), required to support the Company's subscriber base at the Closing Date; provided, however, that UPC shall not in any event be required to take any of the actions in (i) or (ii) above if (A) such action would result in a breach or violation of any indenture or financing arrangement, among UPC, UGC or the Company, respectively, and any third parties,
    (B) such activity would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties,
    (C) such action would require consent or approval from any municipality, workers council, trade union or shareholder, and such consent or approval is withheld, (D) such activity would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (E) such activity would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A),
    (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.3 Until the earlier of the IPO of the Company or such time when UPC and the Company have entered into a separate agreement with regard to their affiliate relationship, such agreement to be on terms no less favorable than those provided below, UPC and the Company agree to the following:

    The Company will have the exclusive right (subject to any restriction imposed by applicable laws, including without limitation any law regulating competition) to the use of the existing UPC fiber footprint for a term of seven years for the purpose of the Company's activities. The Company will be UPC's primary vehicle to provide national and international, retail and wholesale, CLEC products and services to business customers throughout Europe for a period of not less than seven years. The Company will have the sales and marketing functions to serve business customers, with the exception of the legacy chello broadband N.V. ("CHELLO") customers. Notwithstanding the foregoing, UPC shall not in any event be required to take any of the actions in this clause 5.3 if such action would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A), (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.4 Until the earlier of the IPO of the Company or such time when UPC and the Company have entered into a separate agreement with regard to their affiliate relationship, such agreement to be

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
    on terms no less favorable than those provided below, UPC and the Company agree to the following:

    For any acquisitions completed by UPC which extend its existing fiber footprint and in which it has at least a majority ownership interest, UPC will, to the extent legally possible or allowed for pursuant to the transaction documents underlying any such acquisition, grant for value to the Company the rights of use of relevant assets and infrastructure (in the form of either IRU contracts, leasing agreements, distribution contracts and/or other legal contracts and arrangements) on a preferred basis (as described in Exhibit D) without any obligation on the part of the Company to contribute to the associated UPC acquisition costs; provided, however, that UPC shall not in any event be required to make any of the above grants if
    (A) such grant would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties,
    (B) such grant would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (C) such grant would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A), (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.5 Until the earlier of the IPO of the Company or such time when UPC and the Company have entered into a separate agreement with regard to their affiliate relationship, such agreement to be on terms no less favorable than those provided below, UPC and the Company agree to the following:

    For any acquisitions completed by UPC in which all or a material portion of the acquired operations directly relate to the Company's activities and will result in a majority ownership by UPC of that acquired business, UPC will, to the extent legally possible or allowed for pursuant to the transaction documents underlying any such acquisition, offer to transfer, for value, the relevant operations or a material portion thereof; provided, however, that UPC shall not in any event be required to make any of the above transfers if
    (A) such transfer would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties,
    (B) such transfer would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (C) such transfer would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A),
    (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.6 Until the earlier of the IPO of the Company and the Option Expiration Date, UPC will use reasonable efforts to integrate any acquired business customer which falls within the Company's activities; provided, however, that UPC shall not in any event be required to take any of the above actions if
    (A) such actions would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties,
    (B) such actions would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (C) such actions would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A), (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

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
5.7 Until the earlier of the IPO of the Company or the Option Expiration Date, UPC and the Company agree that irrespective of the price paid by UPC in the acquisitions described in Article 5.5 above, valuation of such acquisitions will need to be agreed upon by UPC, the Company and the Shareholders Representative, or otherwise through the independent appraisal process described in Article 10.1 of this Agreement.

5.8 Until the earlier of the IPO of the Company and the Option Expiration Date, the Company and UPC agree to the following:

    For any acquisition consummated by the Company directly, any such acquisition may be funded through the incurrence of debt or the issue of stock. The Company will fund its operations in the first instance with debt (including vendor financing) to the extent reasonably practicable; provided, however, that the Company will not be obligated to incur any indebtedness if such incurrence would, in the opinion of the Management Board of the Company, unduly prejudice its operating and financial flexibility. The availability and cost of such debt, as well as the Company's debt capacity, will be determined by the Management Board of the Company in consultation with internationally recognised banks and/or investment banks based on the Company's business plan and the Company's then current financial position; provided, however, that the Company shall not in any event be required to incur such debt if such incurrence would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties. If the Company requires additional funding beyond its determined debt capacity, then such funding shall come from UPC or other parties in the form of equity at the time such funding is provided.

5.9 Until the earlier of the IPO of the Company and the Option Expiration Date, the Company and UPC agree that any shareholder loans, including accrued interest, provided by UPC and/or its affiliates to the Company after the date hereof will be repaid by the Company either (a) from available cash or
    (b) from proceeds of the Company IPO (if consummated), subject to acceptability of such use of proceeds by the IPO underwriters; provided, however, that the Company shall not in any event be required to take any of the above actions if such actions would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties.

5.10 Until the earlier of the IPO of the Company and the Option Expiration Date, the Company and UPC agree to that if for any reason such shareholder loans may not be repaid at the time of the IPO, they will immediately convert to equity in the Company at a price equal to the high end of the initial filing range utilised to market the IPO (the "IPO Filing Price"); provided, however, that UPC and the Company shall not in any event be required to take any of the above actions if such actions would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties.

5.11 The Shareholder agrees that any lawsuit against UPC, the Company or any affiliates of UPC or the Company under this Article 5 can only be brought if it is supported in writing by Shareholders owning directly or indirectly the majority of the aggregate equity interest in the Company owned by all Shareholders.

5.12 Notwithstanding the foregoing, the Company shall retain the right to dispose of any assets or operations, without compensation to the Company therefor, at any time, that are unrelated to the Company's activities, including, but not limited to, the disposition of the businesses of Cesky Mobil AS and Priority Wireless Communication Gmbh.

5.13 Notwithstanding the foregoing, UPC retains the right to allow third parties to participate in the Company's or its subsidiaries' activities, as shareholders or otherwise, to the extent that UPC is required, as of the date hereof, to do so pursuant to any agreement or contract among UPC or any affiliate of UPC, or UGC or any affiliate of UGC, respectively, and any such third parties. In addition, until the earlier of the IPO of the Company and the Option Expiration Date, with the consent of the Shareholders Representative, UPC may allow third parties to participate in the Company's or its subsidiaries' activities, as shareholders or otherwise.

5.14 For the purpose of this Article 5:

    (i) "assets" means physical assets, IRU contracts, leasing agreements, distribution contracts and/or other legal contracts and arrangements.

    (ii) "business subscribers" means for profit and non-profit entities with more than five employees.

    (iii) "CLEC" means competitive local exchange carrier.

    (iv) "fiber footprint" means UPC's national and metropolitan fiber networks, excluding HFC networks.

    (v) "IRU" means indefeasible rights of use.

    (vi) "legacy chello" means customers of chello broadband N.V. as of the Closing Date in the Merger Agreement.

    (vii) "Mundi Telecom" means a voice and data reseller operating in the Spanish market since 1997.

    (viii)"UPC Affiliate Area" means the current and future fiber footprint.

6.  ARTICLE 6: THE IPO

6.1 It is the intention of UPC and the Company that the IPO is consummated on or prior to October 1, 2001, and that UPC and the Company will use their reasonable endeavours to effect the IPO. The Shareholders shall have no remedy or claim against UPC or the Company (or against any of UPC's or the Company's supervisory directors, managing directors, officers, employees or agents) of any kind whatsoever if such IPO is not effected on or prior to October 1, 2001 other than the exercise of their UPC Stock Purchase Option as set out in Article 7 below (and except for remedies which may be available to the Shareholders in the case of a willful breach of contract under this Agreement or in case of gross negligence or willful misconduct). The Shareholder hereby irrevocably and unconditionally waives any such right or claim against UPC or the Company (or UPC's or the Company's supervisory directors, managing directors, officers, employees or agents) for UPC's or the Company's failure to consummate the IPO, except as set forth above.

6.2 If and when an IPO is effected and it is determined by UPC and the Company together with the Sponsor that existing shares in the Company will be offered for sale as part of such IPO:

    (a) the Shareholder shall have the right to offer, on the same terms as those agreed pursuant to a shareholders' vote at a General Meeting, all the Company Shares or, in case the IPO only concerns a portion of the then existing ordinary shares in the Company, excluding the Escrow Shares (as defined in the Escrow Agreement), the Shareholder shall be entitled to include in the IPO such portion of the Company Shares pro rata with the portion of existing ordinary shares in the Company which is offered for sale through the IPO, subject always to the provisions of
       Article 6.3; and

    (b) the Shareholder shall do all things required or appropriate to effect the IPO in accordance with the relevant resolutions made at the General Meeting and in accordance with the rules of the Stock Exchange and/or other stock exchange at which the ordinary shares in the Company will be listed.

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
6.3 If in the judgement of the Sponsor, in consultation with the management board of the Company, the total number of shares of the Company proposed to be offered in the IPO exceeds that which could be sold in then current market conditions without an adverse effect on the pricing of such shares, then the Sponsor shall limit the total number of existing shares to be included in the IPO. All reductions of existing shares to be offered in the IPO shall be made on a pro rata basis among all selling shareholders.

6.4 If the IPO is effected, the Shareholder shall not sell any Company Shares which remain owned by him/her for the longer of (i) six months after the consummation of the IPO, without the consent of the Company which shall not be unreasonably withheld or (ii) for such period as may be required by the relevant stock exchange.

6.5 The net proceeds of the IPO for shares sold by the Company may be used by the Company to (a) fund the Business Plan (as the same may hereafter be amended from time to time) and/or (b) repay shareholder loans then outstanding (provided that such use of proceeds is acceptable to the Sponsor of such use of proceeds) or (c) to the extent such proceeds are not used in accordance with (a) or (b) and to the extent required by indentures entered into by UPC or affiliates of UPC, grant inter-company loans to UPC or such affiliate.

6.6 In the event of an IPO of the same class of securities as the Company Shares, the Company will list such securities on the relevant stock exchange. In the event the Company decides to list only a separate class of ordinary shares in the Company other than the Company Shares, the Shareholder shall have the right to convert his Company Shares into the listed class of ordinary shares at any time, so that he or she may trade the shares at the relevant stock exchange.

7.  ARTICLE 7: STOCK PURCHASE OPTION

7.1 UPC hereby grants and issues to the Shareholder and the Escrow Agent (to the extent it holds Company Shares for the contingent benefit of the Shareholder) an option (the "UPC STOCK PURCHASE OPTION") to purchase UPC ordinary shares ("UPC SHARES") upon the terms and conditions set forth in this Article 7. If the IPO is not consummated on or prior to October 1, 2001, (the "OPTION TRIGGER DATE"), the Shareholders Representative shall be entitled to exercise and exchange the UPC Stock Purchase Option in whole, but not in part, on behalf of all the Shareholders and the Escrow Agent, for such number of UPC Shares as is determined pursuant to Article 7.2, by delivering to UPC an exercise notice (the "EXERCISE NOTICE"), substantially in the form of Exhibit E hereto, together with all Aggregate Company Shares and all of the options, unit options and warrants relating to the Aggregate Company Shares then owned by such Shareholders or any owner who would be obligated to become a Shareholder upon exercise of their warrant, unit option or options (which shares and rights shall constitute the exchange exercise price). The Exercise Notice must be received by UPC on October 30, 2001 (the "OPTION EXPIRATION DATE") at 17:00 hrs EST. UPC may elect to treat its acquisition of Aggregate Company Shares and options, unit options and warrants relating to Aggregate Company Shares pursuant to this Article 7 as arising from a contribution to UPC's equity in exchange for UPC shares, or UPC's purchase of Aggregate Company Shares, as the case may be. Notwithstanding anything to the contrary in this Article 7, UPC shall have the option to permit the UPC Stock Purchase Option to be exercised in part, subject to applicable law, with such partial exercise being entirely in the discretion of UPC after consultation with the Shareholders Representative with respect to which Shareholders and what portion of Aggregate Company Shares will be exercised.

7.2 The number of UPC Shares to be delivered by UPC pursuant to Article 7.1 shall be determined by (x) dividing the Company Share Value (as defined below) by the UPC Share Price and (y) multiplying such result by the number of Aggregate Company Shares on a fully converted basis

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
    assuming conversion of the options, warrants and unit options relating to the Aggregate Company Shares.. "COMPANY SHARE VALUE" shall be an amount equal to:

    (a) the higher of (i) the fair market value of the Aggregate Company Shares on a fully converted basis assuming conversion of the options, warrants and unit options, relating to the Aggregate Company Shares owned or held by the Shareholders, the Escrow Agent, option holders, warrant holders or unit option holders, as the case may be, as at the Option Expiration Date determined in accordance with the provisions of Article 7.3, and
       (ii) US$200,000,000 plus the aggregate strike prices that would be payable on all of the options, unit options and warrants relating to Aggregate Company Shares and participating in the exercise of the UPC Stock Purchase Option,

    (b) divided by the total number of Aggregate Company Shares on a fully converted basis assuming conversion of the options, warrants and unit options relating to the Aggregate Company Shares.

    Notwithstanding the foregoing, however, the number of UPC Shares to be delivered by UPC pursuant to Article 7.1 to holders of options, warrants and unit options shall be reduced by any strike price that would have been paid by such holder upon exercise of its options, warrants or unit options, as applicable for Aggregate Company Shares.

    The UPC Shares to be delivered to the Shareholders pursuant to Section 7.1 shall, to the extent other UPC Shares are listed on the primary stock exchange, be listed on such primary stock exchange, and shall have no greater restrictions on transfer than any other UPC Shares so listed.

7.3 Notwithstanding anything to the contrary in this Article 7, if the Shareholders Representative exercises the UPC Stock Purchase Option, UPC shall have (a) the option to redeem the UPC Stock Purchase Option for such amount of cash equal to the Company Share Value times the number of Aggregate Company Shares, and (b) the option, which UPC may assign to any subsidiary or affiliate of UPC or to any third party (provided that, notwithstanding any such assignments, UPC shall remain obligated under this
    Article 7) (the "COMPANY STOCK PURCHASE OPTION"), to purchase all or any portion of the Aggregate Company Shares and all or any portion of the options, unit options and warrants relating to Aggregate Company Shares for such amount of (i) cash, or (ii) if agreed by the Shareholders Representative acting on behalf of the Shareholders participating in the UPC Stock Purchase Option, marketable securities, equal to the Company Share Value times the number of Aggregate Company Shares. UPC's right to redeem any UPC Stock Purchase Option under this Article 7.3 will be exercisable by UPC by the delivery of a redemption notice substantially in the form of Exhibit F hereto to the Shareholders Representative on behalf of the Shareholders concerned. In connection with the completion of any such redemption or partial exercise, the UPC Stock Purchase Option shall be redeemed and all Aggregate Company Shares and all of the options, unit options and warrants relating to Aggregate Company Shares owned by the Shareholders concerned will be surrendered. UPC and the Shareholders concerned will implement the provisions of the redemption notice delivered pursuant to this Article 7.3 in accordance with its terms.

7.4 The fair market value of the Aggregate Company Shares owned by the Shareholders will be determined in accordance with the following provisions:

    (a) UPC and the Shareholders Representative shall first as soon as practicable after the Option Expiration Date consult with each other to arrive at a fair market value of the Aggregate Company Shares held by the Shareholders.

    (b) If UPC and the Shareholders Representative shall not agree on the fair market value on or prior to the date 30 days after the Option Expiration Date, then each of UPC and the Shareholders Representative shall appoint an independent appraiser to perform the valuation.

       Such appointment shall be made on or prior to the date 30 days after the Option Expiration Date. If either party fails to timely appoint such independent appraiser, the other party may make such appointment on behalf of the failing party. The independent appraisers will be instructed to provide their appraisals on or prior to the date 60 days after the Option Expiration Date.

    (c) If the valuations made in these two appraisals are within 10% of each other, the fair market value shall be deemed to be the average of the two valuations. If the valuations are more than 10% apart, a third independent appraiser will be appointed by mutual agreement between UPC and the Shareholders Representative. If no such mutual agreement is reached prior to the date 65 days after the Option Expiration Date, the third independent appraiser shall be appointed by the two independent appraisers acting jointly.

    (d) The third independent appraiser shall be instructed to provide its appraisal on or prior to the date 90 days after the Option Expiration Date. The third independent appraiser shall be given the earlier two valuations and any underlying data used or developed by the two independent appraisers which the third independent appraiser may reasonably require. The fair market value shall be deemed to be the average of the third valuation and the closest of the earlier two valuations.

    (e) The fair market value arrived at pursuant to this Article 7 shall be final and binding on all parties.

    (f) Only internationally recognised investment banks may be appointed as independent appraisers.

    (g) The Company and UPC will, subject to the condition that appropriate confidentiality agreements have been concluded between the Company, UPC and such independent appraiser, provide to each independent appraiser such information in relation to the Company and its business as such independent appraiser may reasonably require to complete its appraisal. Information provided by any party to the independent appraisers shall be provided in such manner as will reasonably ensure that each of the independent appraisers makes its valuation on the basis of the same information.

    (h) The fact that the Aggregate Company Shares owned by the Shareholders represent a minority interest in the Company shall not affect the valuation given to such shares under this Article 7.

7.5 On the date not later than 3 days after the date upon which the Company Share Value has been finally determined in accordance with the provisions of
    Article 7.3 (the "Value Determination Date"), the Company will notify the Shareholders in writing of the Company Share Value so determined.

7.6 The date upon which the Shareholder shall exchange the Company Shares owned by the Shareholder (the "STOCK OPTIONS COMPLETION DATE") for the UPC Shares will be a date, determined by UPC, being a date not less than 30 days and not more than 60 days after the Value Determination Date.

7.7 UPC will notify the Shareholders Representative and, if applicable, the Escrow Agent of the Stock Options Completion Date. On the Stock Options Completion Date, the Shareholders and the Escrow Agent shall exchange the UPC Stock Purchase Option and transfer all of the Aggregate Company Shares owned by them and all of the options, unit options and warrants relating to Aggregate Company Shares owned by them or any other warrant holder or option holder participating in the UPC Stock Purchase Option to UPC or its designee for such number of UPC Shares, as determined in accordance with Article 7.2 or such amount of cash or marketable securities as determined in accordance with Article 7.3, as the case may be. In case the Company

    Stock Purchase Option is settled in whole or in part in cash, such amount of cash will be paid into a separate bank account (and/or, in case the UPC Stock Purchase Option or the Company Stock Purchase Option is settled in whole or in part in securities, a separate securities account) designated for that purpose by the Shareholders Representative.

7.8 If not all Shareholders and the Escrow Agent appropriately deliver their Aggregate Company Shares pursuant to the UPC Stock Purchase Option following exercise thereof in accordance with Section 7.1, then UPC may (but will not be obliged to) redeem any such undelivered Aggregate Company Shares and the related Aggregate Company Shares, options, unit options or warrants, on the Stock Options Completion Date (or any date not more than 30 days thereafter to be determined by UPC in its discretion), for the consideration paid to the other Shareholders under Sections 7.2 and 7.3. UPC's right to redeem any UPC Stock Purchase Option under this Article 7.8 will be exercisable by UPC by the delivery of a redemption notice substantially in the form of Exhibit G hereto to the Shareholders Representative on behalf of the Shareholders and the Escrow Agent concerned. In connection with the completion of any such redemption, the UPC Stock Purchase Option shall be redeemed and all the shares in the Company and all of the options and warrant rights relating to shares in the Company owned by the Shareholders and the Escrow Agent concerned will be surrendered. UPC and the Shareholders and the Escrow Agent concerned will implement the provisions of the redemption notice delivered pursuant to this Article 7.8 in accordance with its terms.

7.9 The Shareholder, the Escrow Agent, UPC and/or the Company shall perform all such acts as may be reasonably requested in order to give effect to the provisions of this Article 7.

8.  ARTICLE 8: SALE OF THE COMPANY

8.1 If UPC sells and transfers any shares in the Company to any third party on or prior to October 1, 2001, the Shareholder shall have the right to simultaneously sell and transfer to such third party the same percentage of his Company Shares for a consideration which is equal to the per share consideration which UPC will receive for its shares in the Company and the same percentage of his option rights and warrants relating to shares in the Company for the same per option right or per warrant consideration minus the applicable strike price, and on the same terms and conditions and with the same representations and warranties and covenants (MUTATIS MUTANDIS) which UPC will in its discretion agree upon with such third party. If UPC intends to so sell and transfer its shares as contemplated in this Article 8.1, it shall issue a sale notice (the "NOTICE OF SALE") substantially in the form of Exhibit H hereto to the Shareholders. If the Shareholder wishes to exercise its rights under this Article 8.1, it shall within 15 days of the date of its receipt of a Notice of Sale issue an exercise notice (a "SALE EXERCISE NOTICE") substantially in the form of Exhibit I hereto. Any Sale Exercise Notice shall be irrevocable. If a Sale Exercise Notice is not timely issued, it shall be deemed for all purposes not to have been issued.

8.2 If UPC sells and transfers at least 50% of its shares in the Company to any third party who is not affiliated with UPC on or prior to October 1, 2001, UPC may require all of the Shareholders and the Escrow Agent who have not issued a Sale Exercise Notice, to simultaneously sell and transfer to UPC (or, at the option of UPC, to such third party) the same percentage of their Company Shares for a per share consideration which is equal to the greater of (i) the Company Share Value or (ii) the per share consideration received by UPC in such transaction, and the same percentage of their option rights and warrants relating to shares in the Company for a per option right or per warrant consideration which is equal to the Company Share Value or transaction value, as the case may be, minus the applicable strike price. In such case, the valuation provisions of Article 7 shall apply MUTATIS MUTANDIS, and UPC and the Company will ensure that such consideration is determined prior to the date upon which the Company Shares, option rights and warrants are transferred to UPC (or such third party). The date of the receipt of the Notice of Sale for the purpose of applying MUTATIS MUTANDIS the valuation provisions of
    Article 7.5 shall be deemed to be the Option Trigger Date.

8.3 After October 1, 2001, if an IPO has not occurred and the Shareholders Representative has not exercised the UPC Stock Purchase Option pursuant to the provisions of Article 7 or if any Shareholder or the Escrow Agent has retained (all or some of) the Company Shares, if UPC sells and transfers its shares in the Company to any third party who is not affiliated with UPC, UPC may require the Shareholder and the Escrow Agent to simultaneously sell and transfer to UPC (or, at the option of UPC, to such third party) all of their shares in the Company for a per share consideration which is equal to the per share consideration which UPC will receive for its shares in the Company, and all option rights and warrants relating to shares in the Company for the same per option right or per warrant consideration minus the applicable strike price, and on the same terms and conditions and with the same representations and warranties and covenants (MUTATIS MUTANDIS) which UPC will in its discretion agree upon with such third party.

8.4 The Shareholder, the Escrow Agent, UPC and/or the Company shall perform all such acts as may be reasonably requested in order to give effect to the provisions of this Article 8.

9.  ARTICLE 9: TRANSFER OF COMPANY SHARES

9.1 A transfer of any Company Shares by the Shareholder or the Escrow Agent shall be made only in accordance with the relevant provisions of the Articles and applicable law. A Shareholder or the Escrow Agent wishing to transfer any of the Company Shares needs to fill out and sign the share certificate and send the share certificate to the Company. The Company will then instruct a Dutch civil law notary to effect the transfer by a Dutch notarial deed. Upon completion of the transfer the Company will provide the relevant Shareholders or the Escrow Agent with new share certificates.

9.2 The Company Shares shall be characterised as "RESTRICTED SECURITIES" for purposes of Rule 144 under the Securities Act. As set out in Article 3.2
    (g), the Company Shares are being issued to the Shareholder and the Escrow Agent in reliance on an exemption from registration under the Securities Act. All certificates representing the Company Shares shall have endorsed thereon a legend in substantially the following form:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THE COMPANY OF THESE SECURITIES REQUIRES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH THE ACT. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET OUT IN THE SHAREHOLDERS AGREEMENT DATED
       [      ], 2000.

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER AGREEMENT DATED AS OF [ ], 2000 AND THE TRANSFER AND VOTING THEREOF ARE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

9.3 Any transfer of ordinary Shares by any Shareholder or the Escrow Agent to a third party in accordance with the provisions of this Article and article 10 of the Articles, shall be subject to the condition that the third party transferee, as of the date of transfer, becomes a party to this Agreement and is legally bound by the terms thereof, by entering into a deed of accession in the form attached hereto as Exhibit J. No Party shall effect any such transfer unless the condition described above is fulfilled. The term "third party" means any third party (including, without limitation, any other Shareholder).

9.4 In the event that any of the options or warrants held by the Shareholders are not exercised for any reason, the Company Shares reserved for issuance to such Shareholders shall be released to the Shareholders Representative who shall be obligated to distribute such Company Shares to the Shareholders based on their proportionate ownership as of the Effective Time as set forth on Exhibit K.

10. ARTICLE 10: VALUATION OF ACQUISITIONS

10.1 For the purposes of Article 5.8, valuation of future acquisitions will be determined in accordance with the following provisions:

    (a) UPC, the Company and the Shareholders Representative shall first consult with each other to arrive at a fair market value of the acquisition.

    (b) If UPC and the Shareholders Representative shall not agree on the valuation, then each of UPC and the Shareholders Representative shall appoint an independent appraiser to perform the valuation. If either party fails to timely appoint such independent appraiser, the other party may make such appointment on behalf of the failing party.

    (c) If the valuations made in these two appraisals are within 10% of each other, the valuation shall be deemed to be the average of the two valuations. If the valuations are more than 10% apart, a third independent appraiser will be appointed by mutual agreement between UPC and the Shareholders Representative. If no such mutual agreement is reached, the third independent appraiser shall be appointed by the two independent appraisers acting jointly.

    (d) The third independent appraiser shall be given the earlier two valuations and any underlying data used or developed by the two independent appraisers which the third independent appraiser may reasonably require. If the third valuation is not more than 10% higher or lower than either of the earlier two appraisals, the fair market value shall be deemed to be the average of the third valuation and the closest of the earlier two valuations. If the third valuation is more than 10% higher or lower than either of the earlier two appraisals, the fair market value shall be deemed to be equal to the amount of the third valuation.

    (e) The valuation arrived at pursuant to this Article 10 shall be final and binding on all parties.

    (f) Only internationally recognised investment banks may be appointed as independent appraisers.

    (g) The Company and UPC will, subject to the condition that appropriate confidentiality agreements have been concluded between the Company, UPC and such independent appraiser, provide to each independent appraiser such information in relation to the Company and its business as such independent appraiser may reasonably require. Information provided by any party to the independent appraisers shall be provided in such manner as will reasonably ensure that each of the independent appraisers makes its valuation on the basis of the same information.

    (h) The independent appraisers shall be instructed to consider the assets to be transferred by UPC in the context of the value that they provide to the Company relative to its then existing scope of operations and its then current business plan.

11. ARTICLE 11: FEES AND EXPENSES

    The Shareholder shall pay his/her own costs and expenses, including fees of legal, tax and other advisers, (other than the fees and expenses of Cignal counsel) in relation to the preparation, execution and implementation of this Agreement.

12. ARTICLE 12: NOTICES

12.1 Any notice or other communications required or permitted under this Agreement, shall be given in writing and personally delivered or sent by airmail, postage prepaid, or by international air courier, or by telefax addressed as follows or to such other address as the party concerned shall have given notice of pursuant to this Article 12:

    If to UPC, to:

    United Pan-Europe Communications N.V.
    P.O. Box 74763
    1070 BT
    Amsterdam
    The Netherlands

    For the attention of:

    Anton Tuijten

    If to the Company:

    Priority Telecom N.V.

    Kon. Wilhelminaplein 2-4
    Berghaus Plaza
    1062 HIC Amsterdam
    The Netherlands

    For the attention of:

    Jim Ryan

    If to the Shareholders Representative:

    Christopher J. Rooney
    c/o Priority Telecom N.V.
    Kon. Wilhelminaplein 2-4
    Berghaus Plaza
    1062 HIC Amsterdam
    The Netherlands

    If to the Shareholder, to:

    The address of the Seller as recorded at the relevant time in the share register of the Company

12.2 Any notice or other document shall be deemed to have been served:

    (a) if delivered by hand, then at the time of delivery, if delivered between the hours of 9.30 a.m. and 5.30 p.m. (local time at the place of receipt) if sent on a Business Day; or if not, then at 9.30 a.m. (local time) on the next following Business Day;

    (b) if posted, then at 10.00 a.m. (local time) on the day four (4) Business Days after it was put in the post; or

    (c) if sent by air courier, then at 10.00 a.m. (local time) on the day two
       (2) Business Days after it was sent; or

    (d) if sent by telefax, then at the time sent, if sent between the hours of
       9.30 a.m. and 5.30 p.m. (local time at the place of receipt) if sent on a Business Day; or, if not, then at 9.30 a.m. (local time) on the next following Business Day.

    For the purposes of this Article 12, a Business Day shall be deemed a day on which banks' branches situated in Amsterdam and New York are open to their clients for general business purposes.

13. ARTICLE 13: POWER OF ATTORNEY

13.1 The Shareholder herewith gives unconditional (save as expressly provided in this Article 13) and irrevocable power of attorney to the Shareholders Representative and to any replacement of the Shareholders Representative as contemplated in Article 4.5, on behalf of the Shareholder:

    (a) to take such action which this Agreement contemplates may be taken by the Shareholders Representative on behalf of the Shareholders;

    (b) to take such action as may reasonably be deemed necessary or appropriate by the Shareholders Representative to implement the provisions of this Agreement and of the Merger Agreement in accordance with its terms; and

    (c) to take all further action as are ancillary to the actions mentioned in
       (a) above;

13.2 The Shareholder agrees that he/she will be bound by any action taken by the Shareholders Representative in accordance with the provisions of
    Article 13.1 above, and that he/she will if requested by the Shareholders Representative, UPC and/or the Company confirm in writing to be so bound and to ratify the action so taken.

13.3 If for any reason the Shareholders Representative will not take any action which this Agreement contemplates he will take on behalf of the Shareholder, then UPC or the Company, as the case may be, may request that the Shareholder him/herself to take such action.

14. ARTICLE 14: AMENDMENTS

    This Agreement may not be amended, supplemented or changed except by a written instrument making specific reference to this Agreement signed by the parties hereto. Any amendments which are not materially adverse to the position of the Shareholder as holder of the Company Shares may be negotiated and agreed on behalf of the Shareholder by the Shareholders Representative.

15. ARTICLE 15: SAVING CLAUSE

    If any provision of this Agreement shall be held by any court of competent jurisdiction or arbitral tribunal to be illegal, void or unenforceable, such provision shall (i) be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement and (ii) the parties shall commit themselves to replace the non-binding and/or non-enforceable provisions by provisions that are binding and enforceable and differ as little as possible, taking into account the object and purpose of this Agreement, from the non-binding and/or non-enforceable provisions. The Shareholder will in this instance be represented by the Shareholders Representative, whose agreement on the replacement of such provisions shall be binding on the Shareholder.

16. ARTICLE 16: ASSIGNMENT

    None of the rights or obligations under this Agreement may be assigned or transferred by the Shareholder without the prior written consent of UPC and the Company. None of the rights or obligations under this Agreement may be assigned or transferred other than pursuant to Article 21 herein by the Company or UPC without the prior written consent of the Shareholders Representative.

17. ARTICLE 17: ANNULMENT, RESCISSION AND DISSOLUTION

    The parties to this Agreement waive their rights, if any, to annul, (partly) rescind, (partly) dissolve ("ONTBINDEN") or cancel this Agreement, or to request annulment, (partly) rescission, (partly) dissolution ("ONTBINDEN") or cancellation of this Agreement after the Closing Date on the basis of articles 6:265 or 6:228 of the Dutch Civil Code.

18. ARTICLE 18: GOVERNING LAW AND ARBITRATION

18.1 This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

18.2 It is agreed that any power of attorney executed in connection with this Agreement or any other document executed pursuant to the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the Netherlands.

18.3 All disputes arising out of or in connection with this Agreement which cannot be amicably settled between the parties hereto shall be submitted to the exclusive jurisdiction of the competent courts in Amsterdam, The Netherlands.

19. ARTICLE 19: COUNTERPARTS

    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

20. ARTICLE 20: TERMINATION

    This Agreement shall terminate upon the IPO, except for Articles 4, 5.11, 6, 8, 9 and 11 through 21 that pursuant to their terms survive the IPO or require performance after the IPO. This Agreement shall terminate in its entirety vis-a-vis a Shareholder upon the sale of all Company Shares owned by the Shareholder. This agreement shall terminate automatically in the event the Merger Agreement is terminated.

21. ARTICLE 21: SUCCESSION

    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

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
22. ARTICLE 22: BENEFICIARY

    Articles 7, 8 and 9 hereof shall be construed as clauses irrevocably granting to the Escrow Agent as third party beneficiary the right to claim performance thereof (ONHERROEPELIJK DERDENBEDING).

    IN WITNESS WHEREOF, this Agreement is signed by UPC and the Company on August 11, 2000 and by the Shareholder on the day and date hereinbelow specified by the Shareholder.

    UNITED PAN-EUROPE COMMUNICATIONS N.V.

    By:
-------------------------------------------

    By:
-------------------------------------------

    PRIORITY TELECOM N.V.

    By:
-------------------------------------------

    By:
-------------------------------------------

    SHAREHOLDER

    By:
-------------------------------------------

    Date:

    THE SHAREHOLDER IS REQUIRED TO FILL IN THE DATA BELOW:

    The Shareholder executing this Agreement is:

    Name:

    Address:

    Number of Cignal Shares owned by him/her:

    Number of Company Shares to be issued to him/her on the Closing Date:

    By signing this Agreement, the Shareholder agrees that the above data will be entered into the share register of the Company upon completion of the Shares Exchange.

                                                                       EXHIBIT A

                          TELECOMMUNICATIONS SERVICES

    For purposes of Section 5.1, CLEC services--traditional voice and data services, as well as any services based on IP technology, include, but are not limited to, the following:

1.  Traditional Services

    (i) Line Rental

    (ii) Local, national and international calls

    (iii) HFC telephone

    (iv) Centrex central PBX services

    (v) ATM connectivity

    (vi) Voice over ATM

    (vii) Local, national and international private leased lines

    (viii)SDH based data services

    (ix) InterLAN

    (x) ISDN 10/20/30

    (xi) The resale of mobile telephony as part of bundled fixed/mobile offers

    (xii) Local, national and International IRUs and rights of way

2.  Access-dependent IP-services:

    (i) Internet access and transit

    (ii) Secure Internet access/managed firewall

    (iii) Private IP and VPN LAN Interconnection

    (iv) VPN management

    (v) Videoconferencing

    (vi) Broadband teleworking and remote access

    (vii) IP-based voice (retail telephony)

3.  Access-Independent services:

    (i) Server and web site Hosting

    (ii) E-mail hosting

    (iii) Intranet hosting

    (iv) Application hosting

    (v) Dial-up Internet access

    (vi) Dial-up remote teleworking

    (vii) Unified Messaging

    (viii)IP telephony (retail and wholesale)

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
    (ix) Content delivery (including: hosting, caching, IP connectivity, and peering/transit)

    (x) Facilities management and collocation

    (xi) Server, router, and PABX resale and/or management

    (xii) Applications Service Provider (ASP) services (outsourced software, applications, storage

    (xiii)Web/professional services

       (a) Site design

       (b) E-mail hosting

       (c) IP address and domain name registration

       (d) General LAN/WAN/Web consultancy

    (xiv) E-commerce services

                                                                       EXHIBIT B

                               EUROPEAN COUNTRIES

    For purposes of Section 5.1, the following countries constitute Europe:
Albania
Andorra
Austria
Belarus
Belgium
Bosnia
Bulgaria
Croatia
Czech Republic
Denmark
Estonia
Finland
France
Germany
Greece
Hungary
Ireland (including Northern Ireland)
Israel
Italy Switzerland
Latvia
Lithuania
Luxembourg
Malta
Moldova
Monaco
Netherlands
Norway
Poland
Portugal
Romania
Russia
Slovak Republic
Spain
Sweden
Turkey
Ukraine
United Kingdom
Vatican City
Yugoslavia

                                                                       EXHIBIT C

                             LOCAL COMPANY ENTITIES

1.  Priority Austria GmbH

2.  Priority France S.A.S.

3.  Priority Italy S.r.L.

4.  Priority Sweden A.B.

5.  Priority Norway A.S.

6.  Priority Hungary Kft

7.  Priority Belgium S.A.

8.  Priority Telecom Netherlands B.V. (license holder)

9.  Priority Germany GmbH

                                                                       EXHIBIT D

           RELATIONSHIP WITH UPC AND ITS AFFILIATES, INCLUDING CHELLO

1. UPC and its affiliates, including chello, will be preferred suppliers to the Company.

2. The Company will be the preferred supplier of products and services for UPC and its affiliates, including chello.

3.  All such relationships will be on a contractual, arms-length basis.

    (a) All goods and services will be provided through contracts with a service level agreement.

4.  The purchase and supply of goods and services will be at the lowest of:

    (a) Competitive market prices; or

    (b) Lowest rates to similar third parties.

5. The Company retains the right to purchase goods and services in the open market, should the goods and services of UPC and its affiliates, including chello, not meet agreed service levels or not be priced competitively relative to comparable goods and services available in the open market; provided however, that in the UPC Affiliate Areas, for a period of seven years, if the services are available and the agreed service level agreement is met, chello will be the sole provider to the Company of the Company branded IP connectivity services (including access and portal) for business customers with 50 or fewer employees.

6. Within the UPC Affiliate Area, chello will act as a wholesale provider of certain services to either the UPC cable company (residential and SOHO(1) market) or the Company (business customers). Notwithstanding the foregoing, legacy customers of chello will continue to remain with chello.

                                                                       EXHIBIT E

              FORM OF EXERCISE NOTICE OF UPC STOCK PURCHASE OPTION

[DATE]

United Pan-Europe Communications
P.O. Box 74763
1070 BT Amsterdam
The Netherlands

Dear Sirs:

    In accordance with Article 7.1 of the Shareholders Agreement, dated
            , 2000, between the Shareholders in Priority Telecom N.V. named therein, United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "SHAREHOLDERS AGREEMENT"), the undersigned, as Shareholders Representative under the Shareholder Agreement and on behalf of all of the Shareholders (as defined in the Shareholders Agreement), hereby gives notice of the exercise of the UPC Stock Purchase Option (as defined in the Shareholders Agreement). Attached herewith are all of the shares in the Company and all of the options, unit options and warrant rights relating to shares in the Company owned by all of the Shareholders, or any owner who would be obligated to become a Shareholder upon exercise of their warrants, unit options or options.

Cordially,

------------------------

Name:

                                                                       EXHIBIT F

                  FORM OF REDEMPTION NOTICE UNDER ARTICLE 7.3

[DATE]

Shareholders Representative

[Address]

Dear Sirs:

    In accordance with Article 7.3 of the Shareholders Agreement, dated       ,
2000, between the Shareholders in Priority Telecom N.V. named therein, United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "SHAREHOLDERS AGREEMENT"), you are hereby notified that:

/ / we are exercising our option to redeem the UPC Stock Purchase Option (as defined in the Shareholders Agreement) for such amount of cash equal to the Company Share Value (as defined in the Shareholders Agreement). The Company Share Value equals $ per UPC Stock Purchase Option.

/ /  we are exercising our option to purchase   shares in Priority Telecom N.V.
(the "COMPANY") and   options, unit options and warrants relating to the shares
in the Company for [such amount of cash or marketable securities equal to the Company Share Value]. [Insert description of consideration to be received.]

Cordially,

------------------------

United Pan-Europe Communications N.V.

                                                                       EXHIBIT G

                  FORM OF REDEMPTION NOTICE UNDER ARTICLE 7.8

[DATE]

Shareholders Representative

[Address]

Dear Sirs:

    In accordance with Article 7.8 of the Shareholders Agreement, dated
            , 2000, between the Shareholders in Priority Telecom N.V. named therein, United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "SHAREHOLDERS AGREEMENT"), we hereby notify you that we have chosen to redeem shares of Priority Telecom N.V. undelivered pursuant to the UPC Stock Purchase Option, as defined in the Shareholders Agreement, for the consideration
of             .

Cordially,

------------------------

United Pan-Europe Communications N.V.

                                                                       EXHIBIT H

                             FORM OF NOTICE OF SALE

[DATE]

[Name of Shareholder]

[Address]

Dear Sirs:

    In accordance with Article 8.1 of the Shareholders Agreement dated
            , 2000 (the "SHAREHOLDERS AGREEMENT") between the Shareholders in Priority Telecom N.V. named therein, United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "COMPANY"), we hereby notify you of our intention to
sell and transfer       , or   % of our Company Shares (as defined in the
Shareholders Agreement) to       . You have the right to simultaneously sell the
same percentage of your Company Shares for a consideration equal to the per
share consideration which we will receive, which is             per Company
Share. You also have the right to simultaneously sell the same percentage of your options, unit options and warrants relating to the Company Shares for the same per option right or per warrant consideration minus the applicable strike price.

Cordially,

------------------------

United Pan-European Communications

                                                                       EXHIBIT I

                          FORM OF SALE EXERCISE NOTICE

[DATE]

United Pan-Europe Communications
P.O. Box 74763
1070 BT Amsterdam
The Netherlands

Dear Sirs:

    In accordance with Article 8.1 of the Shareholders Agreement dated       ,
2000 between the Shareholders in Priority Telecom N.V. named therein (the "COMPANY"), United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "SHAREHOLDERS AGREEMENT") the undersigned owner hereby irrevocably notifies you
of [his/her] wish to exercise our rights to sell   Company Shares (as defined in
the Shareholders Agreement) to       on the same terms and conditions, and for
the same per share consideration which UPC will receive for its Company Shares.
Attached hereto are the certificates representing   Company Shares.

    [The undersigned owner hereby irrevocably notifies you of the exercise of
his/her right to sell   [options/warrants] relating to the Company Shares for
the same per option right or per warrant consideration minus the applicable strike price.]

Cordially,

------------------------

Name:

                                                                       EXHIBIT J

                           FORM OF DEED OF ACCESSION

The undersigned,

name:

address:

    hereby declares to have purchased             ordinary shares in the Dutch
company Priority Telecom N.V. ("Priority") from                         (insert
name of transferor) (the "Selling Shareholder");

    hereby declares to United Pan-Europe Communications N.V. ("UPC") and Priority that he/she assumes all terms of the "Shareholders Agreement" by, among others, UPC and Priority as his or her own and that he/she is bound thereto as if he/she had originally been party thereto as a Shareholder.

    This deed shall be governed by Dutch law. The undersigned agrees that all disputes arising in connection with this deed shall to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

Date:

------------------------

(Signature)

THIS DOCUMENT MUST BE MAILED TO:

       United Pan-Europe Communications N.V.
       Attention: Ms Gina van der Werf
       P.O. Box 74763
       1070 BT AMSTERDAM
       The Netherlands

                                                                       EXHIBIT K

                                SHARE OWNERSHIP

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
1141 Inc....................................................     75,000
555 Genesee/Beta Partners...................................     37,500
A.R.H. Business Partnership L.T.D...........................     37,500
Abbe-Berman Partners I......................................     12,500
Abco Fund Ltd...............................................    127,500
Alexander M. Wilson and Beverlee Wilson 1997 Trust..........     37,500
Allen, Alvin B..............................................    525,600
Allen, Douglas W............................................    372,300
Allen, Linda J..............................................     65,700
Allen, Matthew B............................................    438,000
American High Growth Equities Retirement Trust..............     50,000
American High Growth Equities Retirement Trust..............    100,000
Anes Family Trust...........................................    150,000
Anszelowicz Marcos..........................................     67,233
April L. Hollis and James M. Domesek, MD, as tenants in
  common....................................................     36,000
Arnett, M.D., Jan...........................................    149,600
ARS Revocable Family Trust U/A/D 8/11/97....................     75,000
Arthur Y. Liss Revocable Trust U/A dtd. 9/26/83.............     12,500
Asch, Donald R..............................................     30,000
Avanti Technology Inc.......................................     35,000
Babington, John M...........................................     35,000
Baker, James V..............................................    150,000
Banque Nationale de Paris (Switzerland) S.A.................  2,000,000
Banque SCS Alliance S.......................................    199,000
Barron, Bruce N. and Jacqueline A...........................     37,500
Bayle, Paul.................................................     18,750
Beck, Marcy Lowenstein......................................     18,750
Bein, Marvin................................................     75,000
Bennett, Paul E.............................................     11,250
Bennett, Paul E and Hedy M.S................................     22,500
Bernheim, Antoine...........................................     30,000
Bernstein, Edwin............................................      2,500
Berthoumleux, Robert........................................     60,000
Bick Family Trust dated 10/17/95............................     37,500
Bloom, Roslyn...............................................     11,000
Boland, E. Wayne............................................     75,000
Boonshoft, Oscar............................................    135,000
Borman, Iris................................................     18,750
Brad Peery Capital Inc......................................      5,900
Brad Peery Capital International............................     27,600
Brad Peery Capital Ventures, L.P............................     41,500
Brad Peery Capital, L.P.....................................     66,200
Bradley Resources Company...................................    210,000
Brady, C. Eugene............................................     45,000
Brown, Robert Bruce.........................................     37,500
Brown Brothers Harriman, New York...........................     37,000

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Buntz, Mark Alan............................................     37,500
Bushansky, Stephen..........................................     37,500
Byer, Jeffrey and Mary Jean.................................     37,500
Cardwell, J.A...............................................     25,000
Carol Davis Living Trust dated 8/9/97.......................     20,000
Carpenter, Kathleen.........................................        500
Carter, Malissa.............................................      1,000
Charles, Margaret M.........................................     10,123
Chowdury, Shah N............................................     25,000
Ciment, Norman..............................................     80,000
CITCO GLOBAL CUSTODY NV-CASH................................    100,000
Condon, Garry P.............................................     18,750
Connoni, Stephen............................................     37,500
Constructor's West, Inc.....................................     30,000
Cook, Lawrence A............................................     45,000
Csiliag, Robert.............................................     50,000
Culang, Sheila..............................................     37,500
Dacey, J. Donald and Mary W.................................     32,500
Daniel, Alan S..............................................     12,500
Darier, Hentsch & Cle.......................................     30,000
Davis, Mitchel..............................................     20,000
Davis, Peter................................................     20,000
Dean Witter Custodian for the William E. McComb IRA A/C #663
  88093104..................................................     18,750
Delaware Charter Guarantee & Trust Co.......................     67,000
Delaware Charter Guarantee & Trust Co., C/F Barry W. Morgan,
  MD IRA....................................................     37,500
Delaware Charter Guarantee & Trust Co., C/F David S. Most
  IRA.......................................................     27,000
Delaware Charter Guarantee & Trust Co., C/F Harvey Dondero
  IRA.......................................................     18,750
Delaware Charter Guarantee & Trust Co., C/F John C. Martin
  IRA.......................................................     12,500
Delaware Charter Guarantee & Trust Co., C/F Lawrence Welsman
  IRA Rollover..............................................     37,500
Delaware Charter Guarantee & Trust Co., C/F Robert Rosner
  IRA.......................................................     34,600
Delaware Charter Guarantee & Trust Co., FBO Samuel J.
  Holtzman IRA..............................................    112,500
Dempsey, Wallace G..........................................     60,000
des Gachons, Gilles P.......................................    150,000
Dioguardi, William P........................................    100,000
Domino, Carl J..............................................    150,000
Donald Farley Inter-Vivos Trust.............................     10,000
Doyle, William J............................................     15,000
Draeger, Barry R............................................     30,000
E.H. Tepe Co. Inc...........................................     37,500
Edward Teeple, Jr. and Christine A. Edelman, as Joint
  Tenant....................................................     37,500
Egger & Co..................................................     35,000
Elkin, Richard..............................................     56,000
Farley, Donald F............................................     27,500
Farney, Bryan...............................................     18,750
Feldman, Laura..............................................     18,750
Fenske, Reiner..............................................     37,500
Fidulex Manager, Inc........................................     80,000
Finkle, S. Marcus...........................................     56,250
Fisch, Martin...............................................     12,500

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Fischer, Charles............................................     35,000
Friedli, Peter..............................................     75,000
Frischling, Carl............................................     30,000
Frumin, Jeffrey.............................................      9,375
Frumin, Steven..............................................      9,375
Gamzu, S. Zelda.............................................     30,000
Gans, Walter G..............................................     37,500
Garfield Associates LLC.....................................    150,000
Garnick, Michael J..........................................    150,000
Gatschet, Lisa Susan........................................     50,000
Gault, Harold S.............................................     37,500
Gensec Corporation NV.......................................     75,000
George L. Black Trust.......................................     37,500
Gerzof Investment Limited Partnership I.....................    180,000
Gerzof Investment Limited Partnership II....................     90,000
Gestori Patrimoniali Associati SA...........................     75,000
GHI, Ltd....................................................     40,000
Gili Fishman and Barbara Tyrrell............................     26,250
Glockner, James.............................................     75,000
Goeljian, Samuel V..........................................     71,250
Goldman, Alan I.............................................     37,500
Goldman, Fred W.............................................     37,500
Grantham, R. Nathan and Linda L.............................     29,000
Greenbaum, Ronald M. and Rita C., as joint tenants..........     30,000
Grobman, Richard............................................     30,000
Gross, Donald...............................................     60,000
Gross Foundation, Inc.......................................    187,500
Grushkin, Allon Z...........................................     37,500
Gruverman, Irwin............................................     60,000
Gulfstream Asset Management Corp. Retirement Trust..........     37,500
Hafter, Robert..............................................     36,000
Hanson, Keith A.............................................     37,500
Hare & Co...................................................     75,000
Henningsson, Bragi..........................................     33,750
Henry S. & Constance A. Katzenstein Community
Property Trust UAD 9/1/86...................................     75,000
Herschberger, Shelley.......................................      6,000
Heussner, George T..........................................     18,750
Hirsh, Norman...............................................     18,750
Hodas, Martin...............................................     75,000
Hoffman, Richard M..........................................     37,500
Holmes, James F.............................................     75,000
Horberg, Howard Todd........................................     40,000
Horner, Henry C.............................................     37,500
Hughes, Christopher A. and Eileen B.........................     22,500
Hurwitz, Robert and Connie, as tenants by the entireties....     15,000
Intergalactic Growth Fund Inc...............................     75,000
Isaacson, Neal..............................................    647,400
Isaacson, as Custodian for Adam M. Isaacson, u/Mass UTMA,
  Maris S...................................................      9,200

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Isaacson, as Custodian for Eric S. Isaacson u/ Mass UTMA,
  Marie S...................................................      9,200
Isaacson, as Custodian for Sara F. Isaacson u/ Mass UTMA,
  Marie S...................................................      9,200
Isell, Andre................................................     75,000
Italian Jewelry Designs Inc.................................     37,500
Jamscor Inc.................................................    135,000
John S. Schwarz MD, PC Profit Sharing Plan & Trust, PC
  Profit
Sharing and Trust...........................................    112,500
Jones, W. Kentley...........................................    120,000
Joseph M. McNulty Trust.....................................     37,500
Joyce, Ltd..................................................     75,000
Kalka, Howard...............................................     30,000
Karp, Fred and Karen, as joint tenants......................     37,500
Karpoff, Marilyn............................................     37,500
Katz, Todd..................................................     37,500
Kaufman, Richard M and Madelyn B., as joint tenants.........     37,500
Kazickas, Joseph P..........................................     40,000
Kevin Kimberlin Partners, L.P...............................  1,125,000
Kimberly, William E.........................................     42,500
Kings Dental Group Profit Sharing Plan U/A/ 01/01/97 F.B.O.
Leonard J. Zweifier D.D.S...................................     37,500
Klazmer, Myrna Okeon........................................      1,000
Klugman, Daniel and Miriam, as joint tenants................     37,500
Knight, Warren..............................................     25,000
Korman, Steve and Kathleen, as joint tenants................     37,500
Kramer, Garrett.............................................     22,500
Kravets, Howard B...........................................     50,000
Kroening, John C. and Sherri L., as joint tenants...........     36,500
Krouner, Richard M..........................................     18,750
Kunzweller, William.........................................     75,000
Lambda IV, LLC..............................................    150,000
Lamond, Frank...............................................     37,500
Land, Blaine S..............................................     10,000
Land, Gregory Lawrence......................................     10,000
Land, Joan..................................................     10,000
Land, Mark S................................................  1,550,000
Lang, Ken and Anita.........................................     18,750
Larry H. Tucker & Jane S. Tucker, JTWROS....................     75,000
Lebwohl, Mark...............................................     37,500
Lerner, Lawrence I..........................................     20,000
Leuenberger, Andreas F......................................     39,000
Leyrer, David T.............................................     37,500
Linhart, DDS, Jan...........................................     37,500
Lisa Bloom, Custodian for Max Bloom UGMA/IL.................      4,000
Liss, Arthur Y., TTEE U/A DTD 9/26/63.......................     25,000
Louis Aronson Part B Trust..................................     75,000
Lydon, Harris R.L...........................................     15,750
Macdonald, Claudia A........................................     37,500
Mallampati, Seshagiri Rao...................................     49,500
Mariani, Roger..............................................     37,500

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Marilyn Hausman Successor Trust.............................     22,500
Mastrilli, Kenneth..........................................     37,500
Mathis L. Becker, M.D., P.A., Profit Sharing Plan...........     10,000
Mazza, David B..............................................    254,500
McComb, William E...........................................     37,500
Mendelson, Alan.............................................     59,600
Mercado, Hector R. and Belan A..............................     37,500
Milch, David M..............................................     75,000
Miller, Paul L..............................................     36,000
Moazez Family Limited Partnership...........................     75,000
Moellendick, Penny..........................................      5,000
Moellendick, Scott..........................................      2,000
Morgan, Alfred D............................................     25,000
Most, David S. and Shirley F................................     10,500
Mover, J/T/W/R/O/S, George Mover and Ruth...................    262,800
Mower, Morton...............................................     37,500
MSSS Family Partners, Ltd...................................     58,000
Nano-Cap Hyper Growth Partnership L.P.......................     75,000
Nash, Elizabeth Allen.......................................    262,800
Neko Enterprises Limited....................................     37,500
Nexus Group LLC.............................................    127,500
Nicolazzo, Richard E........................................     56,000
Nilsen, Ronald L. and Carolyn M., as joint tenants..........     25,000
Norman A. Pappas Trust dated 9/4/74.........................     37,500
Norrod, James D.............................................    100,000
Okeon, David................................................      1,000
Okeon, Mel..................................................    120,000
Okeon, Milton...............................................      1,000
Ollendorff, Stephen A.......................................     37,500
Oshkim Limited Partners, L.P................................  1,156,000
Osias, Marc B...............................................     36,000
Ott, Robert R...............................................    112,500
Pace Capital Inc............................................     25,000
Paul F. Glenn Foundation for Medical Research...............    127,500
Paul F. Glenn Revocable Trust...............................    127,500
Pennygrows Ltd..............................................      9,500
Perelman, Albert and Lorraine, JTWROS.......................     18,750
Periman, Abbe Lynn..........................................     14,350
Perlman, Andrew T...........................................  2,251,250
Perlman, Lesley A...........................................     14,700
Perlman, Robert S...........................................     14,700
Perrine, Gary R. and Rebecca C..............................    150,000
Petrus, Paul F..............................................     37,500
Pfrommer, John W............................................     36,000
Pintsov, Leon A.............................................     28,000
Pitts, John R...............................................     18,750
Pohrer, Cori S..............................................     31,000
Porcelain Partners, L.P.....................................    127,500
Progressive Ins. Agency Inc.................................     33,750

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Prudential Securities C/F John C. Martin IRA Rollover.......     25,000
Reardon, Robert J...........................................     37,500
Rich, Rodney L. and Kristin O., JTWROS......................     75,000
Richey, Jr., Sheffield C....................................     25,000
Ringier AG..................................................    150,000
Robinson, Newton Y..........................................     37,500
Rockford Income Partnership.................................     37,500
Rolls, Elizabeth A..........................................     37,500
Ronald L. Nilsen & Carolyn M. Nilsen JTWROS.................      8,500
Ronald S. Sheldon, as Trustee, or his successors in trust,
  of the
Ronald S. Sheldon Trust, dated November 9, 1998.............     37,500
Rosenberg, David............................................     30,000
Rubin, Michael..............................................     37,500
Saiia, Joseph A.............................................     56,250
Sally S. Levy Marital Trust U/W John Levy 6/17/87...........     33,750
Salm, Alex and Caryn........................................     22,500
Samual J. Holtzman Trust....................................    100,000
SANPAOLO BANK S.A...........................................     30,000
Saperstein, Paul E..........................................     37,500
Sauer, Harry and Judy, as joint tenants.....................     37,500
Schloo, Dietmer.............................................     30,000
Schwimer, Alfred and Cheryl M., as joint tenants............     18,750
Shapiro, Edward.............................................     76,500
Sharomart Limited Partners, L.P.............................     17,000
Shuman, Dr. Alan M. and Jody, as joint tenants..............     37,500
Sigma Services Corp.........................................     37,500
Slater, Bertram H...........................................     33,750
Solomos, Stacy..............................................     37,500
Spencer Trask Securities, Inc...............................    184,500
Spitzman, David and Mary D., as joint tenants...............     33,750
State Street Bank and Trust Co, TTEEAIG Trading Group Inc.
Deferred Compensation Plan FBO Henry Volquardsen............     22,500
Stephen Kelly Warren Trust "A"..............................     37,500
Swedroe Family Limited Partnership..........................     52,500
Tanner, Christy.............................................      1,000
The Rayer Investment Company, LP............................     18,750
The William K. Warren Foundation............................    150,000
Tucker Anthony, Inc. C/F Richard W. Greene IRA DTD
  11/08/99..................................................     37,500
UBS AG, Zurich..............................................    240,000
Venturetec, Inc.............................................  6,000,000
Verstraeten, Thierry........................................     18,750
Viatel, Inc.................................................  1,000,000
Vito Stamato Family Ltd. Pshp...............................     18,750
Ward, David A...............................................    150,000
Warner, Larry and Rebecca S., as joint tenants..............     35,000
Werlinich, Greg.............................................    105,000
Westermann, Alexis..........................................     60,000
Wierner Charitable Remainder Unitrust.......................     37,500
Wilensky, M.D., Allan S.....................................     37,500

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
William K. Warren, Jr. Trust A..............................     25,000
William M. Van Cleve Trust dated 6/19/95....................     17,500
Williams K. Warren, Jr. Trust A.............................     50,000
Williams M. Van Cleve Trust dated 6/19/95...................     35,000
Wilmer Stoudt & Helen Stoudt, JTWROS........................      4,000
Wolfe, Emily Allen..........................................    262,800
Wolfe, J. Michael...........................................     75,000
Womack, Betty...............................................      2,000
Wong, Barbara Schepps and Richard, tenants in common........     18,750
Wood Asset Management, LTD..................................     37,500
Yordy, Harold and Phyllis, tenants in common................     31,250
Yordy, Michael and Jennifer, as joint tenants...............      6,250
Zeiman, Marvin..............................................     15,000
Zeiman TIC, Martin and Robert...............................     60,000
Zizzamia, J/T/W/R/O/S, Patricia K. Zizzamia and Mark H......     37,500
Zucker, Robert D............................................     22,500

                                   EXHIBIT L
           DEFINITION OF ACCREDITED INVESTOR PURSUANT TO REGULATION D

    ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time the sale of the securities to that person:

(1) Any bank as defined in Section 3(a) (2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

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                                   EXHIBIT B
                                ESCROW AGREEMENT

    THIS ESCROW AGREEMENT is made as of this   th day of             , 2000 by
and between (1) the shareholder (the "SHAREHOLDER") of Cignal Global Communications, Inc. (the "COMPANY") named on the signature page of this Agreement, (2) United Pan-Europe Communications N.V. ("UPC"), (3) Priority Telecom N.V. (the "PARENT"), and (4) MeesPierson Trust B.V. (the "ESCROW AGENT").

WHEREAS

    (A) UPC, the Parent and the Company have entered into that certain First Amended and Restated Agreement and Plan of Merger (the "MERGER AGREEMENT") dated August 11, 2000. The Merger Agreement contemplates in Clause 5.13 that an escrow agreement will be entered into whereby
       (i) the General Escrow Shares (as defined herein) are to be held in escrow for a period expiring on the date which is one year after the Effective Date (as defined in the Merger Agreement), to secure (1) any claims for breach of representations, warranties or covenants in the Merger Agreement which Parent or UPC may have against the Company, or
       (2) any claims for breach of representations, warranties or covenants in the Shareholders Agreement, which Parent or UPC may have against the Company or any Shareholders, and (ii) the Litigation Escrow Shares (as defined herein) are to be held in escrow for a period not to exceed five years to secure the liability of the Shareholders for any losses, liabilities, damages, costs and expenses incurred by the Company, Parent or UPC resulting from or in connection with the Gerzof Litigation (as defined herein).

    (B) It is intended that, UPC, Parent and all of the Shareholders will enter into a shareholders agreement in the form attached to the Merger Agreement as Exhibit A (the "SHAREHOLDERS AGREEMENT"), pursuant to which the parties thereto make certain covenants and give certain representations and warranties in furtherance of the Merger.

    (C) The parties wish to set out herein their mutual rights and obligations in respect of such escrow arrangements.

IT IS AGREED AS FOLLOWS:

1.  DEFINITIONS

1.1. In this Agreement, capitalised terms not defined herein will unless the context otherwise requires have the meanings ascribed thereto in the Merger Agreement.

1.2. In this Agreement, the following terms will unless the context otherwise requires have the following meanings:

    "AGGREGATE ESCROW SHARES" means the aggregate number of Aggregate General Escrow Shares and Aggregate Litigation Escrow Shares which the Escrow Agent will hold in escrow pursuant to the Escrow Agreements.

    "AGGREGATE GENERAL ESCROW SHARES" means the aggregate number of General Escrow Shares which the Escrow Agent will hold in escrow pursuant to the Escrow Agreements.

    "AGGREGATE LITIGATION ESCROW SHARES" means the aggregate number of Litigation Escrow Shares which the Escrow Agent will hold in escrow pursuant to the Escrow Agreements.

    "AGGREGATE SHARES VALUE" means the value attributed to the number of Aggregate General Escrow Shares or Aggregate Litigation Escrow Shares which are used to satisfy a General Claim Amount or Litigation Claim Amount, respectively. The Aggregate Share Value shall be determined using the valuation methodologies set forth in Section 7.4 of the Shareholders Agreement; provided, however, that if ordinary shares of the Parent are publicly traded on a stock exchange, the Aggregate Shares

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Value shall be calculated using the average per share price of Parent ordinary shares for the five consecutive business days prior to the date of the Execution Notice.

    "ESCROW SHARES" means the General Escrow Shares and the Litigation Escrow Shares, collectively.

    "GENERAL CLAIM" has the meaning described in Article 3.

    "GENERAL CLAIM AMOUNT" has the meaning described in Article 3.

    "GENERAL CLAIM NOTICE" has the meaning described in Article 3.

    "GENERAL ESCROW RELEASE DATE" means the date which is one year after the Effective Date.

    "GENERAL ESCROW SHARES" means such number of ordinary registered shares in the Parent which represent 12.5% of those ordinary registered shares in the Parent, including shares of the Parent reserved for issuance or transfer pursuant to any outstanding warrants, stock options or unit options, which constitute the Merger Consideration to which the Shareholder is entitled.

    "GENERAL EXECUTION NOTICE" has the meaning described in Article 3.

    "GENERAL RELEASE NOTICE" has the meaning described in Article 3.

    "GERZOF LITIGATION" means the complaint served on the Company from Stephen Gerzof, a shareholder of the Company, dated July 25, 2000 seeking damages for wrongful dilution by the Company of his shareholding in the Company, and any resulting litigation or proceedings arising from or related to such complaint and any other related or ancillary litigation or proceedings.

    "LITIGATION CLAIM AMOUNT" has the meaning described in Article 5.

    "LITIGATION ESCROW SHARES" means such number of ordinary registered shares in the Parent which represent 12.5% of those ordinary registered shares in the Parent, including shares of the Parent reserved for issuance or transfer pursuant to any outstanding warrants, stock options or unit options, which constitute the Merger Consideration to which the Shareholder is entitled, minus such number of ordinary registered shares in the Parent, if any, used to satisfy the General Claim Amount pursuant to Section 3.3 hereof.

    "LITIGATION EXECUTION NOTICE" has the meaning described in Article 5.

    "LITIGATION ESCROW RELEASE NOTICE" has the meaning described in Article 5.

    "SHAREHOLDERS" means all shareholders of the Company at the Effective Date.

2.  ESCROW ARRANGEMENTS

2.1 The parties hereto hereby appoint MeesPierson Trust B.V. as Escrow Agent to hold the Escrow Shares in its own name subject to the terms and conditions of this Agreement.

2.2 The parties hereto agree that the Parent shall issue the Escrow Shares directly to the Escrow Agent (in lieu of to the Shareholder as contemplated in the Merger Agreement), and that the Escrow Agent will hold the Escrow Shares in its own name subject to the terms and conditions of this Agreement.

2.3 The Shareholder hereby agrees that, pursuant to this Agreement, the General Escrow Shares shall secure, and to the extent provided hereby, the Shareholder shall be liable for (i) any claims for breach of representations, warranties or covenants in this Agreement which Parent or UPC may have against the Company, or (ii) any claims for breach of representations, warranties or covenants in the Shareholders Agreement, which Parent or UPC may have against the Company or any Shareholders. The Shareholder hereby waives any right of recourse he/she may have against the Company resulting from a payment made in relation to a breach by the Company of a representation or covenant in the Merger Agreement.

2.4 The Shareholder hereby agrees that, pursuant to this Agreement, the Litigation Escrow Shares shall secure, and to the extent provided hereby, the Shareholder shall be liable for all losses,

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    liabilities, damages, costs and expenses incurred by the Company, Parent or
    UPC resulting from or in connection with the Gerzof Litigation, including, without limitation, attorneys fees and other defense costs, amounts paid in settlement and amounts pursuant to judgement. The Shareholder hereby waives any right of recourse he/she may have against the Company, UPC or the Parent resulting from a payment made in relation to the Gerzof Litigation.

2.5 Each of the parties hereto agrees to indemnify the Escrow Agent against any loss it may suffer as a result of, or through a breach of, any of the terms hereof by such party.

2.6 The Escrow Agent shall have no right or liability whatsoever to transfer or otherwise dispose of or grant any interest in any of the Escrow Shares except in accordance with the terms and conditions of this Agreement.

2.7 The voting rights in respect of the Escrow Shares held by the Escrow Agent shall be exercised by or on behalf of the Shareholders or the Shareholders Representative (as defined in the Shareholders Agreement) in his capacity as authorized agent of the Shareholders.

2.8 The dividend rights in respect of the Escrow Shares, if any, shall be distributed currently to the Shareholders, provided, however, that any dividend rights in respect of the Escrow Shares payable in additional shares of Parent shall be collected by the Escrow Agent and held in escrow together with the Escrow Shares.

2.9 The Shareholder shall have no right, title or interest to and in the Escrow Shares except only for such rights to have such Escrow Shares (in whole or in part) transferred to it in accordance with and subject to the terms of this Agreement, and the Shareholder herewith irrevocably waives any further rights to the Escrow Shares which he might have had but for the provisions of this Agreement.

2.10 Neither UPC nor the Parent shall have any right, title or interest to and in the Escrow Shares except only for such rights to have such Escrow Shares (in whole or in part) transferred to it in accordance with and subject to the terms of this Agreement in satisfaction of a General Claim Amount or Litigation Claim Amount, and each of UPC and the Parent herewith irrevocably waives any further rights to the Escrow Shares which it might have had but for the provisions of this Agreement.

2.11 The Parent, UPC and the Escrow Agent shall take all necessary corporate action to give effect to the provisions of this Agreement.

2.12 The parties acknowledge and agree that upon the commencement of any claim involving a third party giving rise to a claim under this Agreement, UPC shall, if a claim in respect thereof is to be made against the Escrow Shares, notify the Shareholders Representative in writing of the claim, the commencement of that action or state of facts or circumstances; provided that the failure to notify the Shareholders Representative shall not relieve the Shareholders from any liability which it may have to UPC, except to the extent that such failure to notify shall materially prejudice the defense of such claim. In the case of the Gerzof Litigation, or in the event any other claim shall be brought against the Escrow Shares, UPC shall notify the Shareholders Representative and the Shareholders Representative shall be entitled to control the defense of such claim, settlement or other disposition of any such claim (and shall give notice to that effect to UPC) with counsel reasonably satisfactory to the Shareholders Representative and UPC. With respect to the defense of any such claim controlled by the Shareholders Representative, if requested by the Shareholders Representative, UPC shall provide the funds to defend such claims and any such fees or expenses shall be included in the Litigation Claim Amount or General Claim Amount, as the case may be, as stated in Section 3 of this Agreement. UPC reserves the right to retain its own counsel in connection with the observation or coordinated defense of any claim (including the Gerzof Litigation). However, no amounts for separate counsel of UPC shall be included in the Litigation Claim Amount or General Claim Amount in the event that the Shareholders Representative elects

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    to control the defense of any such claim with counsel reasonably satisfactory to UPC. For the avoidance of doubt, in the event the Shareholders Representative does not elect to control the defense of any such claim, all fees and expenses incurred by UPC shall be included in the Litigation Claim. The parties agree that no settlement or other disposition of any claim giving rise to a disposition of the Escrow Shares shall be made without the prior written consent of the Shareholders Representative and UPC. The parties each agree to render to the other parties such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

3.  GENERAL CLAIMS

3.1 If the Parent and/or UPC shall determine that it has a claim (a "GENERAL CLAIM") on the Company and/or on any of the Shareholders for breach of any representation and warranty or covenant under or in connection with the Merger Agreement and/or the Shareholders Agreement, it will issue a written notice (a "GENERAL CLAIM NOTICE") to each of the other parties hereto; however, notices to any Shareholders shall be made to the Shareholders Representative on behalf of such Shareholders. A General Claim Notice may not be issued after the General Escrow Release Date.

3.2 If a General Claim Notice is issued, the Escrow Agent shall hold the General Escrow Shares until such date upon which it receives:

    (a) a written notice (the "GENERAL ESCROW RELEASE NOTICE") executed by UPC and the Parent confirming that the General Escrow Shares may be released and transferred by the Escrow Agent to the Shareholder on the General Escrow Release Date; or

    (b) a written notice (the "GENERAL EXECUTION NOTICE") executed either by UPC and the Shareholders Representative (as defined in the Shareholders Agreement) jointly or executed by UPC by itself, in which it is set out that the General Claim has been finally determined at a certain amount (the "GENERAL CLAIM AMOUNT"). The determination of the General Claim Amount in the General Execution Notice shall be done either by UPC and the Shareholders Representative acting jointly or by UPC acting severally, but in the latter case the General Execution Notice must be accompanied by a copy of a final nonappealable court judgement (or, as the case may be, final binding arbitral award) in which the General Claim Amount is awarded to UPC and/or the Parent. The determination of the General Claim Amount shall be binding on all parties hereto. Any costs incurred regarding the valuation of the Aggregate Shares Value shall be added to the General Claim Amount.

3.3 If a General Execution Notice is issued, then the Escrow Agent shall transfer such number of the Aggregate General Escrow Shares to UPC and/or Parent (as may be directed by UPC and the Parent, depending on to whom the General Claim Amount is awarded) with an Aggregate Shares Value equal to the General Claim Amount or if the Aggregate Shares Value is less than the General Claim Amount, all of the Aggregate Escrow Shares. Notwithstanding any other provision in this Agreement, in the event that the Aggregate Shares Value attributable to the General Escrow Shares is less than the General Claim Amount, Parent and UPC at their option may elect to use all or any portion of the Litigation Escrow Shares to satisfy the remainder of the General Claim Amount, in which case the number of Litigation Escrow Shares shall be reduced accordingly.

3.4 Notwithstanding the provisions of Article 3.3, if a General Execution Notice is issued with respect to a General Claim that relates exclusively to a breach of a representation and warranty or covenant by one or more Shareholders, then the Escrow Agent shall transfer only such number of the Aggregate General Escrow Shares to UPC and/or the Parent (as may be directed by UPC and the Parent, depending on to whom the General Claim Amount is awarded) which is equal to the aggregate number of escrow shares to which such Shareholder(s) would have been entitled but for

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    the existence of such General Claim (provided that the Aggregate Shares
    Value of the shares to be so transferred shall not exceed the General Claim Amount).

4.  GENERAL ESCROW RELEASE

4.1 If no General Claim Notice has been issued before the General Escrow Release Date, the Escrow Agent shall release and transfer to the Shareholders the Aggregate General Escrow Shares on the General Escrow Release Date on the basis of the ownership percentages set forth on Exhibit K of the Shareholders Agreement.

4.2 If a General Claim Notice has been issued before the General Escrow Release Date, the Escrow Agent shall not release and transfer the Aggregate General Escrow Shares to any party except in accordance with the terms of a General Release Notice or a General Execution Notice.

4.3 At the General Escrow Release Date, any Aggregate General Escrow Shares not reserved for a pending claim covered by a General Claim Notice shall be distributed to the Shareholders on the basis of the ownership percentages set forth on Exhibit K of the Shareholders Agreement.

5.  LITIGATION ESCROW RELEASE

5.1 The Escrow Agent shall hold the Litigation Escrow shares until such date upon which it receives

    (a) a written notice (the "LITIGATION ESCROW RELEASE NOTICE") executed by UPC and the Parent confirming that the Litigation Escrow Shares may be released and transferred by the Escrow Agent to the Shareholder; or

    (b) a written notice (the "LITIGATION EXECUTION NOTICE") executed either by UPC and the Shareholders Representative (as defined in the Shareholders Agreement) jointly or executed by UPC by itself, in which it is set out that the claims against the Company, the Parent and UPC in connection with the Gerzof Litigation has been finally determined at a certain amount (the "LITIGATION CLAIM AMOUNT"), which may be zero. The determination of the Litigation Claim Amount in the Litigation Execution Notice shall be done either by UPC and the Shareholders Representative acting jointly or by UPC acting severally, but in the latter case the Litigation Execution Notice must be accompanied by a copy of a final nonappealable court judgement (or, as the case may be, final binding arbitral award or settlement agreement). The determination of the Litigation Claim Amount shall be binding on all parties hereto. Any costs incurred regarding the valuation of the Aggregate Shares Value and any losses, liabilities, damages, costs and expenses incurred by UPC, Priority or the Company in connection with the Gerzof Litigation, including, without limitation, attorneys fees and other defense costs, amounts paid in settlement and amounts pursuant to judgement, shall be added to the Litigation Claim Amount.

5.2 If a Litigation Execution Notice is issued, then the Escrow Agent shall transfer such number of the Aggregate Litigation Escrow Shares to UPC with an Aggregate Shares Value equal to the Litigation Claim Amount or if the Aggregate Shares Value is less than the Litigation Claim Amount, all of the Aggregate Escrow Shares.

5.3 The Escrow Agent shall not release and transfer the Aggregate Litigation Escrow Shares to any party except in accordance with the terms of a Litigation Escrow Release Notice or a Litigation Execution Notice.

5.4 Upon release of Aggregate Litigation Escrow Shares pursuant to the terms of a Litigation Release Notice or Litigation Execution Notice, any Aggregate Litigation Escrow Shares remaining and not reserved for any further claim in connection with the Gerzof Litigation shall be distributed to the Shareholders on the basis of the ownership percentages set forth on Exhibit K of the Shareholders Agreement.

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5.5 In the event that no Litigation Execution Notice has been issued prior to five years after the date of this Agreement, UPC and the Parent shall issue a Litigation Escrow Release Notice confirming that the Litigation Escrow Shares may be released and transferred by the Escrow Agent to the Shareholder.

6.  ESCROW AGENT

6.1 The Escrow Agent shall:

    (a) have the right to rely on the genuineness of any notice or communication made to it by any of the parties hereto;

    (b) not be required to enquire as to the nature of any Claim or the correctness of any Claim Amount or as to whether a Claim Amount is properly payable;

    (c) not be liable for any loss or alleged loss arising on the part of any party hereto from the implementation of the terms of this Agreement or any other action taken by the Escrow Agent in the implementation of this Agreement (except only where such action constitutes gross negligence or wilful misconduct of the Escrow Agent);

    (d) have the right to engage independent legal counsel and to rely on the advice of such legal counsel;

    (e) have the right to comply with any judgement or order issued by a court of competent jurisdiction directing it to act in a certain manner with respect to the Escrow Shares or with respect to its rights and obligations hereunder;

    (f) have the right to do business as a bank or financial institution with any party hereto fully as if it were not the Escrow Agent hereunder.

7.  IPO; UPC STOCK PURCHASE OPTION; RELATED MATTERS

7.1 If the IPO (as defined in the Shareholders Agreement) occurs on a date on which any Escrow Shares are still in escrow hereunder, and if there shall be an offer of existing shares in the Parent as contemplated by Article 6.2 of the Shareholders Agreement of which all of the Parent Shares are to be part, then the parties shall negotiate in good faith and enter into such arrangements as will enable such Escrow Shares to be offered for sale in such IPO and as will ensure that the proceeds of the offer for sale of such Escrow Shares will be held in escrow by the Escrow Agent under the terms (mutatis mutandis) of this Agreement in lieu of such Escrow Shares.

7.2 If not all but only a part of the Parent Shares (as defined in the Shareholders Agreement) will be offered for sale by the Shareholder in such IPO as contemplated by Article 6.2 of the Shareholders Agreement, then the Escrow Shares will not be among the Parent Shares to be offered for sale by the Shareholder in the IPO.

7.3 If the UPC Stock Purchase Option (as defined in the Shareholders Agreement) is exercised by the Shareholders Representative on behalf of the Escrow Agent or redeemed or purchased by UPC or a designee pursuant to Article 7 of the Shareholders Agreement, or if any Parent Shares are sold by the Escrow Agent pursuant to Article 8 of the Shareholders Agreement, all ordinary UPC shares, cash, marketable securities or other property to be delivered in exchange for the UPC Stock Purchase Option or Escrow Shares held by the Escrow Agent shall be delivered to the Escrow Agent and shall be subject to the same terms and conditions in this Agreement as the Litigation Escrow Shares.

7.4 The Escrow Agent agrees to be bound by the provisions of the Shareholders Agreement that are applicable to the Escrow Agent.

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8.  REPRESENTATIONS AND WARRANTIES

8.1 The Escrow Agent represents and warrants to each of the other parties hereto as follows:

    (a) It is duly incorporated and validly existing under the laws of the Netherlands;

    (b) It has the power to enter into this Agreement and to exercise its rights and to perform its obligations hereunder. All necessary corporate action, governmental and statutory approvals have been obtained and all other action required to authorise the execution of this Agreement by it and the fulfilment by it of it obligations hereunder has been duly taken;

    (c) This Agreement constitutes its legal valid and binding obligations, enforceable in accordance with its terms;

    (d) The execution of this Agreement and the exercise of its rights and the fulfilment of its obligations hereunder do not conflict with the laws of the Netherlands or any provision of its Articles of Association (or other comparable constitutional documents) and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgement or order of any court or any other instrument having legal effect to which it is a party.

8.2 Each of UPC and the Parent represent to each of the other parties hereto as follows:

    (a) It is duly incorporated and validly existing under the laws of the Netherlands;

    (b) It has the power to enter into this Agreement and to exercise its rights and to perform its obligations hereunder. All necessary corporate action, governmental and statutory approvals have been obtained and all other action required to authorise the execution of this Agreement by it and the fulfilment by it of it obligations hereunder has been duly taken;

    (c) This Agreement constitutes its legal valid and binding obligations, enforceable in accordance with its terms;

    (d) The execution of this Agreement and the exercise of its rights and the fulfilment of its obligations hereunder do not conflict with the laws of the Netherlands or any provision of its Articles of Association (or other comparable constitutional documents) and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgement or order of any court or any other instrument having legal effect to which it is a party.

8.3 The Shareholder represents and warrants to each of the other parties hereto as follows:

    (a) (if a corporation:) It is duly incorporated and validly existing under the laws of its governing jurisdiction;

    (b) He/she has the power to enter into this Agreement and to exercise his/her rights and to perform his/her obligations hereunder. All necessary corporate action (if the Shareholder is a corporation), governmental and statutory approvals have been obtained and all other action required to authorise the execution of this Agreement by him/her and the fulfilment by him/ her of his/her obligations hereunder has been duly taken;

    (c) This Agreement constitutes his/her legal valid and binding obligations, enforceable in accordance with its terms;

    (d) The execution of this Agreement and the exercise of his/her rights and the fulfilment of his/her obligations hereunder do not conflict with the laws of the Netherlands or of the United States of America or any State thereof or (if the Shareholder is a corporation) any provision of its Articles of Association (or other comparable constitutional documents) and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgement or order of any court or any other instrument having legal effect to which he/she is a party.

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9.  ESCROW AGENT FEE

9.1 The Escrow Agent's fee shall be in an amount and shall be payable by the Company as set forth in a separate letter between UPC, the Parent, the Company and the Escrow Agent.

10. RESIGNATION OF ESCROW AGENT

    If the Escrow Agent wishes to resign, it may give the parties hereto not less than 60 days advance notice of resignation. Following receipt of such notice of resignation, the Shareholders Representative, UPC and the Parent shall endeavour promptly to appoint a successor Escrow Agent, who will by virtue of a transfer of contract ("contractsoverneming") replace the existing Escrow Agent. A successor Escrow Agent shall be a bank of international standing. The Shareholder hereby agrees to accept such appointment and agrees to cooperate in effecting any such transfer of contract (including any amendment of this Agreement thereby necessitated) and in taking any such further action as may be necessary to ensure a smooth and efficient transfer of contract (including a transfer of the Escrow Shares) to the successor Escrow Agent. The Shareholder hereby gives unconditional and irrevocable power of attorney to each of UPC, the Parent and the Shareholders Representative severally in its name and on its behalf to do all that is necessary to effect such transfer of contract.

11. NOTICES

11.1 Any notice or other communications required or permitted under this Agreement, shall be given in writing and personally delivered or sent by airmail, postage prepaid, or by international air courier, or by telefax addressed as follows or to such other address as the party concerned shall have given notice of pursuant to this Article 11:

If to UPC, to:
United Pan-Europe Communications N.V.
P.O. Box 74763
1070 BT
Amsterdam
The Netherlands
For the attention of: Ton Tuijten

If to the Parent:
Priority Telecom N.V.
Kon. Wilhelminaplein 2-4
Berghaus Plaza
1062 HIC Amsterdam
The Netherlands
For the attention of: Jim Ryan

If to the Escrow Agent:
MeesPierson Trust B.V.
Herengracht 548
1017 CG Amsterdam
For the attention of: Otger J.A. van der Nap

If to the Shareholders Representative, to:
Priority Telecom N.V.
Kon. Wilhelminaplein 2-4
Berghaus Plaza
1062 HIC Amsterdam
The Netherlands
For the attention of: Chris Rooney

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If to the Shareholder, to:
The address of the Shareholder as recorded at the relevant time
In the share register of the Parent

11.2 Any notice or other document shall be deemed to have been served:

    (a) If delivered by hand, then at the time of delivery, if delivered between the hours of 9.30 a.m. and 5.30 p.m. (local time at place of receipt) if sent on a Business Day; or if not, then at 9.30 a.m. (local time) on the next following Business Day;

    (b) If posted, then at 10.00 a.m. (local time) on the day four (4) Business Days after it was put in the post; or

    (c) If sent by air courier, then at 10.00 a.m. (local time) on the day two
       (2) Business Days after it was sent; or

    (d) If sent by telefax, then at the time sent, if sent between the hours of
       9.30 a.m. and 5.30 p.m. (local time at the place of receipt) if sent on the Business Day; or, if not, then at 9.30 a.m. (local time) on the next following Business Day.

    For the purpose of this Article 9, a Business Day shall be deemed a day on which bank's branches situated in Amsterdam and New York are open to their clients for general business purposes.

12. POWER OF ATTORNEY

12.1 The Shareholder herewith gives unconditional (save as expressly provided in this Article 12) and irrevocable power of attorney to the Shareholders Representative and to any replacement of the Shareholders Representative as contemplated in Article 4.5 of the Shareholders Agreement, on behalf of the
    Shareholder:

    (a) to take such action which this Agreement contemplates may be taken by the Shareholder;

    (b) to take such action as may reasonably be deemed necessary or appropriate by the Shareholders Representative to implement the provisions of this Agreement in accordance with its term; and

    (c) to take all further action as are ancillary to the actions mentioned in
       (a) and (b) above.

12.2 The Shareholder agrees that he/she will be bound by any action taken by the Shareholders Representative in accordance with the provisions of
    Article 12.1 above, and he/she will if requested by UPC and/or the Parent confirm in writing to be so bound and to ratify the action so taken.

12.3 If for any reason the Shareholders Representative will not take any action which this Agreement contemplates he may take on behalf of the Shareholder, then UPC or the Parent, as the case may be, may require the shareholder himself/herself to take such action, and the Shareholder will comply with any such requirement.

13. AMENDMENTS

    This Agreement may not be amended, supplemented or changed except by a written instrument making specific reference to this Agreement signed by the parties hereto. Any amendments which are not materially adverse to the position of the Shareholder may be negotiated and agreed on behalf of the Shareholder by the Shareholders Representative.

14. SAVING CLAUSE

    If any position of this Agreement shall be held by any court of competent jurisdiction or arbitral tribunal to be illegal, void or unenforceability of such provision shall (i) be of no force and effect, but the illegality or unenforceability of provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement and (ii) the parties shall commit themselves to replace the non-binding and/or non-enforceable provisions by provisions that are binding and

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enforceable and differ as little as possible--taking into account the object and purpose of this Agreement--from the non-binding and/or non-enforceable provisions. The Shareholder will in this instance be represented by the Shareholders Representative, whose agreement on the replacement of such provisions shall be binding on the Shareholder.

15. ASSIGNMENT

    None of the rights or obligations under this Agreement may be undersigned or transferred by the Shareholder or the Escrow Agent without prior written consent of UPC and the Parent.

16. ANNULMENT, RESCISSION AND DISSOLUTION

    The parties to this Agreement waive their rights, if any, to annul, (partly) rescind, (partly) dissolve ("ONTBINDEN") or cancel this Agreement, or to request annulment, (partly) dissolution ("ONTBINDEN") or cancellation of this Agreement after the Closing Date on the basis of articles 6:265 or 6:228 of the Dutch Civil Code.

17. GOVERNING LAW AND JURISDICTION

17.1 This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

17.2 It is agreed that any power of attorney executed in connection with this Agreement or any other document executed pursuant to the transactions contemplated hereby shall be governed by and constructed in accordance with the laws of the Netherlands.

17.3 All disputes arising out or in connection with this Agreement which cannot be amicably settled between the parties hereto shall be submitted to the exclusive jurisdiction of the competent courts in Amsterdam, the Netherlands.

18. COUNTERPARTS

    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

19. TERMINATION

    This Agreement shall terminate automatically in the event the Merger Agreement is terminated.

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    IN WITNESS WHEREOF, this Agreement is signed by UPC and the Parent on
August 11, 2000 and by the Shareholder on the day and date hereinbelow specified by the Shareholder.

_____________________________________
United Pan-Europe Communications N.V.

_____________________________________
Priority Telecom N.V.

_____________________________________
The Shareholder
Date of Signature:

_____________________________________
MeesPierson Trust B.V.

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